                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO. 333-130755

STRUCTURAL AND COLLATERAL INFORMATION

$1,628,786,000 (APPROXIMATE OFFERED CERTIFICATES)

$1,861,470,584 (APPROXIMATE TOTAL COLLATERAL BALANCE)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
OFFERED CLASSES A-1, A-2, A-3, A-SB, A-4, A-1A, A-M AND A-J CERTIFICATES

BANC OF AMERICA COMMERCIAL MORTGAGE TRUST 2007-5
ISSUING ENTITY

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR AND MORTGAGE LOAN SELLER

BANK OF AMERICA, NATIONAL ASSOCIATION
MASTER SERVICER

CENTERLINE SERVICING INC.
SPECIAL SERVICER

DECEMBER 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU
SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS
THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER
AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY
DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO
dg.prospectus_distribution@bofasecurities.com. THE SECURITIES MAY NOT BE
SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND THE OTHER
UNDERWRITERS AND THEIR AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE
SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL
BANKING RELATIONSHIP WITH THE ISSUER. SEE "IMPORTANT NOTICE REGARDING THE
OFFERED CERTIFICATES" IN THIS FREE WRITING PROSPECTUS.

                                   ----------

                         BANC OF AMERICA SECURITIES LLC

                                   ----------

                            RBS GREENWICH CAPITAL

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
--------------------------------------------------------------------------------

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOLS
BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY
THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE
OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN YOU ARE
CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO
BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN PRICED AND WE
HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY "INDICATIONS
OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY US, WILL NOT
CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

                                   ----------

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC and Greenwich Capital Markets, Inc. (each an
"Underwriter" and, together, the "Underwriters") make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information in these materials is current as of the date appearing on the material only. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and subject to change. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other
Underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

                                   ----------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                   ----------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT
BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.
THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN
CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS
ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR
CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                   ----------

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                TABLE OF CONTENTS

Transaction Structure
   Structure Overview .............................................        5
   Transaction Terms ..............................................        7
Mortgage Pool Characteristics as of the Cut-off Date

   Prepayment Provisions Based On Outstanding Principal Balance --
   All Mortgage Loans .............................................       17
   Prepayment Provisions Based On Outstanding Principal Balance --
   Loan Group 1 Mortgage Loans ....................................       18
   Prepayment Provisions Based On Outstanding Principal Balance --
   Loan Group 2 Mortgage Loans ....................................       19
   Mortgage Loan Balloon Payments Related to Selected Classes .....       20
Ten Largest Mortgage Loans

Contact Information ...............................................   Back Cover

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

           CERTIFICATE                   APPROXIMATE   APPROXIMATE                WEIGHTED                     ASSUMED
           BALANCE OR     ANTICIPATED    PERCENTAGE      INITIAL                   AVERAGE                      FINAL
            NOTIONAL       RATINGS       OF INITIAL      CREDIT                     LIFE       PRINCIPAL     DISTRIBUTION
CLASS       AMOUNT(1)    FITCH/S&P(2)   POOL BALANCE     SUPPORT     RATE TYPE   (YEARS)(3)    WINDOW(3)       DATE(3)
----------------------------------------------------------------------------------------------------------------------------

A-1(4)    $ 25,000,000      AAA/AAA         1.343%       30.000%        (5)         2.91        1 -- 54      June 10, 2012
A-2(4)    $ 77,000,000      AAA/AAA         4.137%       30.000%        (5)         4.74       54 -- 60    December 10, 2012
A-3(4)    $281,000,000      AAA/AAA        15.096%       30.000%        (5)         6.58       79 -- 82     October 10, 2014
A-SB(4)   $ 48,335,000      AAA/AAA         2.597%       30.000%        (5)         6.99       60 -- 109    January 10, 2017
A-4(4)    $614,000,000      AAA/AAA        32.985%       30.000%        (5)         9.54      109 -- 118    October 10, 2017
A-1A(4)   $257,694,000      AAA/AAA        13.844%       30.000%        (5)         7.25       1 -- 118     October 10, 2017
A-M       $186,140,000      AAA/AAA        10.000%       20.000%        (5)         9.78      118 -- 118    October 10, 2017
A-J       $139,617,000      AAA/AAA         7.500%       12.500%        (5)         9.88      118 -- 120   December 10, 2017

NON-OFFERED CERTIFICATES(6)

          CERTIFICATE                    APPROXIMATE  APPROXIMATE                        WEIGHTED                   ASSUMED
           BALANCE OR     ANTICIPATED    PERCENTAGE     INITIAL                          AVERAGE                     FINAL
            NOTIONAL        RATINGS      OF INITIAL     CREDIT                             LIFE      PRINCIPAL    DISTRIBUTION
CLASS       AMOUNT(1)     FITCH/S&P(2)  POOL BALANCE    SUPPORT         RATE TYPE       (YEARS)(3)   WINDOW(3)       DATE(3)
---------------------------------------------------------------------------------------------------------------------------------

XW     $1,861,470,583(7)     AAA/AAA        N/A           N/A        Variable Rate(7)          (7)      N/A            N/A
B      $   20,941,000        AA+/AA+       1.125%       11.375%            (5)             9.95     120 -- 120  December 10, 2017
C      $   13,961,000         AA/AA        0.750%       10.625%            (5)             9.95     120 -- 120  December 10, 2017
D      $   20,941,000        AA-/AA-       1.125%        9.500%            (5)             9.95     120 -- 120  December 10, 2017
E      $   18,614,000         A+/A+        1.000%        8.500%            (5)             9.95     120 -- 120  December 10, 2017
F      $   11,634,000          A/A         0.625%        7.875%            (5)             9.95     120 -- 120  December 10, 2017
G      $   18,614,000         A-/A-        1.000%        6.875%            (5)            10.01     120 -- 121   January 10, 2018
H      $   20,941,000       BBB+/BBB+      1.125%        5.750%            (5)            10.18     121 -- 124    April 10, 2018
J      $   16,287,000        BBB/BBB       0.875%        4.875%            (5)            10.28     124 -- 124    April 10, 2018
K      $   18,614,000       BBB-/BBB-      1.000%        3.875%    Min (Fixed, WAC)(8)    10.28     124 -- 124    April 10, 2018
L      $   11,634,000        BB+/BB+       0.625%        3.250%    Min (Fixed, WAC)(8)    11.45     124 -- 174    June 10, 2022
M      $    6,980,000         BB/BB        0.375%        2.875%    Min (Fixed, WAC)(8)    14.45     174 -- 174    June 10, 2022
N      $    4,653,000        BB-/BB-       0.250%        2.625%    Min (Fixed, WAC)(8)    14.45     174 -- 174    June 10, 2022
O      $    6,980,000         B+/B+        0.375%        2.250%    Min (Fixed, WAC)(8)    14.45     174 -- 174    June 10, 2022
P      $    2,326,000          B/B         0.125%        2.125%    Min (Fixed, WAC)(8)    14.45     174 -- 174    June 10, 2022
Q      $    4,653,000         B-/B-        0.250%        1.875%    Min (Fixed, WAC)(8)    14.45     174 -- 174    June 10, 2022
S      $   34,911,583         NR/NR        1.875%        0.000%    Min (Fixed, WAC)(8)    14.45     174 -- 174    June 10, 2022

(1)  As of the delivery date. Subject to a variance of plus or minus 5.0%.

(2)  It is a condition to their issuance that the classes of certificates be assigned ratings by Fitch, Inc. and/or Standard & Poor's Ratings Services,
     a division of The McGraw-Hill Companies, Inc. no lower than those set forth in the chart above. The ratings on the offered certificates do not represent any assessments of: (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated,
     (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv)
     whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized. See "RATINGS" in the prospectus supplement.

(3)  Based on the maturity assumptions (as defined under "YIELD AND MATURITY
     CONSIDERATIONS" in the prospectus supplement). As of the delivery date, the
     "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its related maturity date, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "YIELD AND MATURITY
     CONSIDERATIONS" in the prospectus supplement.

(4)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 86.2% of the initial pool balance. Loan group 2 will consist of 16 mortgage loans, representing approximately 13.8% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial principal balance of all the mortgage loans secured by multifamily properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class XW
     Certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-SB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. Interest distributions on the Class XW Certificates will be based on amounts available relating to mortgage loans in loan group 1 and loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB and
     Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class
     A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates pro
     rata without regard to loan groups.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        5

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

(5)  The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
     Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
     Class H and Class J Certificates will accrue interest at either: (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6)  Not offered by the prospectus supplement. The Class V Certificates
     (representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date) and the Class R-I and Class R-II Certificates (representing the residual interests the sole class of "residual interests" in REMIC I and REMIC II, respectively) are also not offered by the prospectus supplement. Any information we provide in the prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the
     Offered Certificates.

(7)  The Class XW Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates as described in the prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in the prospectus supplement.
     See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in the prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in
     the prospectus supplement.

(8)  The Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
     S Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        6

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

     NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
     MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT DATED DECEMBER
     2007.

ISSUE TYPE                  REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A, A-M and
                            A-J Certificates (collectively, the "Offered
                            Certificates") are offered publicly.

CUT-OFF DATE                All Mortgage Loan characteristics are based on
                            balances as of the Cut-off Date, which is December
                            1, 2007 or, with respect to Loan Nos. 3401602,
                            3409042 and 3409088, the related origination date
                            (each as identified on ANNEX A to the prospectus
                            supplement). All percentages presented herein are
                            approximate.

MORTGAGE POOL               The Mortgage Pool consists of 100 Mortgage Loans
                            (the "Mortgage Loans") with an aggregate balance as
                            of the Cut-off Date of $1,861,470,584 (the "Initial
                            Pool Balance"). For purposes of making distributions
                            to the Class A-1, A-2, A-3, A-SB, A-4 and A-1A
                            Certificates, the Mortgage Pool will be deemed to
                            consist of two distinct loan groups, Loan Group 1
                            and Loan Group 2. Loan Group 1 will consist of 84
                            Mortgage Loans, representing approximately 86.2% of
                            the Initial Pool Balance as of the Cut-off Date.
                            Loan Group 2 will consist of 16 Mortgage Loans,
                            representing approximately 13.8% of the Initial Pool
                            Balance as of the Cut-off Date. The Mortgage Loans
                            are secured by 150 properties (the "Mortgaged
                            Properties") located throughout 30 states and the
                            District of Columbia.

DEPOSITOR                   Banc of America Commercial Mortgage Inc.

ISSUING ENTITY              Banc of America Commercial Mortgage Trust 2007-5.

SPONSOR                     Bank of America, National Association ("Bank of
                            America" or "BofA").

MORTGAGE LOAN SELLER        Bank of America.

UNDERWRITERS                Banc of America Securities LLC is acting as lead
                            manager and sole bookrunner with respect to all
                            classes of Offered Certificates. Greenwich Capital
                            Markets, Inc. is acting as co-manager.

TRUSTEE                     Wells Fargo Bank, N.A.

CERTIFICATE ADMINISTRATOR
AND REMIC ADMINISTRATOR     LaSalle Bank National Association

MASTER SERVICER             Bank of America, National Association, for all of
                            the mortgage loans other than: (i) the Sawgrass
                            Mills Split Mortgage Loan (identified as Loan No.
                            3407000 on ANNEX A to the prospectus supplement),
                            which will be serviced by Wells Fargo Bank, N.A.
                            pursuant to the terms of the pooling and servicing
                            agreement relating to the J.P. Morgan Chase
                            Commercial Mortgage Securities Trust 2007-LDP12,
                            Commercial Mortgage Pass-Through Certificates,
                            Series 2007-LDP12; (ii) the Arundel Mills Pari Passu
                            Mortgage Loan (identified as Loan No. 3407568 on
                            ANNEX A to the prospectus supplement), which will be
                            serviced by Bank of America, National Association
                            pursuant to the terms of the pooling and servicing
                            agreement relating to the Banc of America Commercial
                            Mortgage Inc., Commercial Mortgage Pass-Through
                            Certificates, Series 2007-4; (iii) the CVS Portfolio
                            Louisiana Pari Passu Mortgage Loan (identified as
                            Loan No. 3406312 on ANNEX A to the prospectus
                            supplement), which will be serviced by Bank of
                            America, National Association pursuant to the terms
                            of the pooling and servicing agreement relating to
                            the Banc of America Commercial Mortgage Inc.,
                            Commercial Mortgage Pass-Through Certificates,
                            Series 2007-4; (iv) the CVS Portfolio Texas Pari
                            Passu Mortgage Loan (identified as Loan No. 3405982
                            on ANNEX A to the prospectus supplement), which will
                            be serviced by Bank of

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        7

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                            America, National Association pursuant to the terms
                            of the pooling and servicing agreement relating to
                            the Banc of America Commercial Mortgage Inc.,
                            Commercial Mortgage Pass-Through Certificates,
                            Series 2007-4; and (v) the CVS -- Gulfport Pari
                            Passu Mortgage Loan (identified as Loan No. 3406313
                            on ANNEX A to the prospectus supplement), which will
                            be serviced by Bank of America, National Association
                            pursuant to the terms of the pooling and servicing
                            agreement relating to the Banc of America Commercial
                            Mortgage Inc., Commercial Mortgage Pass-Through
                            Certificates, Series 2007-4. See "THE SERVICERS--The
                            Master Servicer" in the prospectus supplement.

SPECIAL SERVICER            Centerline Servicing Inc., for all of the mortgage
                            loans other than: (i) the Sawgrass Mills Split
                            Mortgage Loan (identified as Loan No. 3407000 on
                            ANNEX A to the prospectus supplement), which will be
                            serviced by J.E. Robert Company, Inc. pursuant to
                            the terms of the pooling and servicing agreement
                            relating to the J.P. Morgan Chase Commercial
                            Mortgage Securities Trust 2007-LDP12, Commercial
                            Mortgage Pass-Through Certificates, Series
                            2007-LDP12; (ii) the Arundel Mills Pari Passu
                            Mortgage Loan (identified as Loan No. 3407568 on
                            ANNEX A to the prospectus supplement), which will be
                            serviced by Midland Loan Services, Inc. pursuant to
                            the terms of the pooling and servicing agreement
                            relating to the Banc of America Commercial Mortgage
                            Inc., Commercial Mortgage Pass-Through Certificates,
                            Series 2007-4; (iii) the CVS Portfolio Louisiana
                            Pari Passu Mortgage Loan (identified as Loan No.
                            3406312 on ANNEX A to the prospectus supplement),
                            which will be serviced by Midland Loan Services,
                            Inc. pursuant to the terms of the pooling and
                            servicing agreement relating to the Banc of America
                            Commercial Mortgage Inc., Commercial Mortgage
                            Pass-Through Certificates, Series 2007-4; (iv) the
                            CVS Portfolio Texas Pari Passu Mortgage Loan
                            (identified as Loan No. 3405982 on ANNEX A to the
                            prospectus supplement), which will be serviced by
                            Midland Loan Services, Inc. pursuant to the terms of
                            the pooling and servicing agreement relating to the
                            Banc of America Commercial Mortgage Inc., Commercial
                            Mortgage Pass-Through Certificates, Series 2007-4;
                            and (v) the CVS -- Gulfport Pari Passu Mortgage Loan
                            (identified as Loan No. 3406313 on ANNEX A to the
                            prospectus supplement), which will be serviced by
                            Midland Loan Services, Inc. pursuant to the terms of
                            the pooling and servicing agreement relating to the
                            Banc of America Commercial Mortgage Inc., Commercial
                            Mortgage Pass-Through Certificates, Series 2007-4.
                            See "THE SERVICERS--The Special Servicer" in the
                            prospectus supplement.

RATING AGENCIES             Fitch, Inc. ("Fitch") and Standard & Poor's Ratings
                            Services, a division of The McGraw-Hill Companies,
                            Inc. ("S&P").

DENOMINATIONS               $10,000 minimum for the Class A-1, A-2, A-3, A-SB,
                            A-4, A-1A, A-M and Class A-J Certificates.

SETTLEMENT DATE             On or about December 28, 2007.

SETTLEMENT TERMS            Book-entry through DTC for all Offered Certificates.

DISTRIBUTION DATE           The 10th day of each month, or if such 10th day is
                            not a Business Day, the next succeeding Business
                            Day. The first Distribution Date with respect to the
                            Offered Certificates will occur in January 2008.

DETERMINATION DATE          For any Distribution Date, the earlier of (i) the
                            6th day of the month in which the related
                            Distribution Date occurs, or if such 6th day is not
                            a Business Day, then the immediately preceding
                            Business Day, and (ii) the fourth Business Day prior
                            to the related Distribution Date.

INTEREST DISTRIBUTIONS      Each Class of Offered Certificates will be entitled
                            on each Distribution Date to interest accrued at its
                            Pass-Through Rate for such Distribution Date on the
                            outstanding certificate

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        8

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                            balance of such Class during the prior calendar
                            month. Interest will be distributed on each
                            Distribution Date in sequential order of class
                            designations with the Class A-1, A-2, A-3, A-SB,
                            A-4, A-1A and XW Certificates ranking pari passu in
                            entitlement to interest. For additional discussion
                            of the interest distributions, see "DESCRIPTION OF
                            THE CERTIFICATES--Distributions" in the prospectus
                            supplement.

PRINCIPAL DISTRIBUTIONS     Principal will be distributed on each Distribution
                            Date to the Class of Sequential Pay Certificates
                            outstanding with the earliest sequential Class
                            designation until its Certificate Balance is reduced
                            to zero (except that the Class A-SB Certificates are
                            entitled to certain priority on each Distribution
                            Date with respect to being paid down to their
                            planned principal balance as described in the
                            prospectus supplement). Generally, the Class A-1,
                            A-2, A-3, A-SB and A-4 Certificates will only be
                            entitled to receive distributions of principal
                            collected or advanced in respect of Mortgage Loans
                            in Loan Group 1 until the Certificate Balance of the
                            Class A-1A Certificates has been reduced to zero,
                            and the Class A-1A Certificates will only be
                            entitled to receive distributions of principal
                            collected or advanced in respect of Mortgage Loans
                            in Loan Group 2 until the Certificate Balances of
                            the Class A-1, A-2, A-3, A-SB and A-4 Certificates
                            have been reduced to zero. If, due to losses, the
                            Certificate Balances of the Class A-M through Class
                            S Certificates are reduced to zero but any two or
                            more classes of Class A-1, A-2, A-3, A-SB, A-4 or
                            A-1A Certificates remain outstanding, payments of
                            principal to the outstanding Class A-1, A-2, A-3,
                            A-SB, A-4 and A-1A Certificates will be made on a
                            pro rata basis without regard to loan groups. For
                            additional discussion of the principal
                            distributions, see "DESCRIPTION OF THE
                            CERTIFICATES-- Distributions" in the prospectus
                            supplement.

LOSSES                      To be applied first to the Class S Certificates,
                            then to the next most subordinate Class of
                            sequential pay certificates until the certificate
                            balance of each such succeeding Class of sequential
                            pay certificates is reduced to zero, and following
                            the reduction of the Certificate Balance of the
                            Class A-M Certificates to zero, pro rata to the
                            Class A-1, A-2, A-3, A-SB, A-4 and A-1A
                            Certificates; however (i) with respect to each of
                            (A) two Mortgage Loans: (1) the Sawgrass Mills Split
                            Mortgage Loan (Loan No. 3407000) and (2) the Arundel
                            Mills Pari Passu Mortgage Loan (Loan No. 3407568)
                            and (B) one Cross-Collateralized Set of Mortgage
                            Loans (Loan Nos. 3406312 (CVS Portfolio Louisiana),
                            3405982 (CVS Portfolio Texas) and 3406313 (CVS -
                            Gulfport)), the pro rata portion of the losses
                            allocable to the pari passu note included in the
                            Trust Fund will be applied to the classes of
                            sequential pay certificates as described above and
                            (ii) with respect to (W) the Sawgrass Mills Split
                            Mortgage Loan (Loan No. 3407000), (X) the Smith
                            Barney Building A/B Mortgage Loan (Loan No.
                            3406564), (Y) the Green Oak Village Place A/B
                            Mortgage Loan (Loan No. 3403670) and (Z) the West
                            Hartford Portfolio A/B Mortgage Loan (Loan No.
                            3404396), losses will be applied first to the
                            subordinate note(s), and then to the senior note(s)
                            (which losses, when so allocated, will be applied to
                            the classes of sequential pay certificates as
                            described above).

PREPAYMENT PREMIUMS         The manner in which any prepayment premiums received
                            during a particular Collection Period will be
                            allocated to one or more of the classes of Offered
                            Certificates is described in the "DESCRIPTION OF THE
                            CERTIFICATES--Distributions--Distributions of
                            Prepayment Premiums" in the prospectus supplement.

ADVANCES                    Subject to certain limitations, including, but not
                            limited to, a recoverability determination, the
                            Master Servicer will be required to advance certain
                            principal and interest payments and other expenses.
                            In the event that the Master Servicer fails to make
                            such advances, the Trustee may be required to do so.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        9

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

OPTIONAL TERMINATION        The Master Servicer, the Special Servicer and
                            certain Certificateholders will have the option to
                            terminate the Trust, in whole but not in part, and
                            purchase the remaining assets of the Trust on or
                            after the Distribution Date on which the Stated
                            Principal Balance of the Mortgage Loans then
                            outstanding is less than 1% of the Initial Pool
                            Balance. Such purchase price will generally be at a
                            price equal to the unpaid aggregate principal
                            balance of the Mortgage Loans (or fair market value
                            in the case of REO properties), plus accrued and
                            unpaid interest and certain other additional trust
                            fund expenses.

CONTROLLING CLASS           The most subordinate class of sequential pay
                            certificates with an outstanding certificate balance
                            at least equal to 25% of its initial certificate
                            balance or, if no such Class satisfies such
                            criteria, the class of sequential pay certificates
                            with the then largest outstanding class balance.

ERISA                       The Offered Certificates are expected to be ERISA
                            eligible.

SMMEA                       The Offered Certificates are not expected to be
                            "mortgage-related securities" for the purposes of
                            SMMEA.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       10

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS

                                                                    MORTGAGE POOL      LOAN GROUP 1      LOAN GROUP 2
                                                                   ---------------   ---------------   ---------------

Number of Mortgage Loans ......................................                100                84                16
Number of Mortgaged Properties ................................                150               112                38
Aggregate Balance of all Mortgage Loans(1) ....................     $1,861,470,584    $1,603,776,142      $257,694,442
Number of Balloon Loans(2)(3) .................................                 78                65                13
Aggregate Balance of Balloon Loans(2)(3) ......................     $1,096,207,525    $  944,263,083      $151,944,442
Number of ARD Loans(4) ........................................                  1                 1                 0
Aggregate Balance of ARD Loans(4) .............................     $    8,800,000    $    8,800,000      $          0
Number of Interest Only Mortgage Loans(4) .....................                 22                19                 3
Aggregate Balance of Interest Only Mortgage Loans(4) ..........     $  765,263,059    $  659,513,059      $105,750,000
Maximum Cut-off Date Balance ..................................     $  144,500,000    $  144,500,000      $ 64,500,000
Minimum Cut-off Date Balance ..................................     $    1,101,448    $    1,101,448      $  2,237,267
Average Cut-off Date Balance ..................................     $   18,614,706    $   19,092,573      $ 16,105,903
Number of Cross-Collateralized Mortgage Loan Pools ............                  2                 2                 0
Maximum Balance for a group of Cross-Collateralized Mortgage
   Loan Pools .................................................     $   26,500,000    $   26,500,000      $          0
Weighted Average Cut-off Date LTV Ratio .......................               68.6%             68.8%             67.3%
Maximum Cut-off Date LTV Ratio ................................               82.2%             82.2%             80.8%
Minimum Cut-off Date LTV Ratio ................................                8.9%              8.9%             46.7%
Weighted Average U/W DSCR(5) ..................................               1.28x             1.28x             1.30x
Maximum U/W DSCR(5) ...........................................               3.09x             3.09x             1.91x
Minimum U/W DSCR(5) ...........................................               1.00x             1.00x             1.10x
Weighted Average LTV at Maturity or Anticipated Prepayment
   Date .......................................................               65.4%             65.6%             64.0%
Range of Mortgage Loan Interest Rates .........................    5.435% to 6.990%  5.435% to 6.990%  5.450% to 6.334%
Weighted Average Mortgage Loan Interest Rate ..................              6.064%            6.102%            5.827%
Range of Remaining Term to Maturity or Anticipated Prepayment
   Date (months) ..............................................          50 to 174         54 to 174         50 to 120
Weighted Average Remaining Term to Maturity or Anticipated
   Prepayment Date (months) ...................................                107               110                90

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  Excludes Mortgage Loans (including the ARD Loan) that are interest only until maturity.

(3)  The partial interest only Balloon Loans are also included in the Balloon
     Loans category.

(4)  One mortgage loan, (Loan No. 3407919 representing 0.5% of the initial pool balance and 0.5% of the group 1 balance) is an ARD Loan and an interest only mortgage loan which results in such mortgage loan appearing in each category.

(5)  With respect to certain of the mortgage loans, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an
     "as-stabilized" and/or "as-completed" basis. For further information, see
     "DESCRIPTION OF THE MORTGAGE POOL--Performance Escrows and Letters of
     Credit", "GLOSSARY OF PRINCIPAL DEFINITIONS", ANNEX A to the prospectus supplement, the Footnotes to ANNEX A to the prospectus supplement.

*    With respect to (A) two Mortgage Loans: (i) the Sawgrass Mills Split
     Mortgage Loan (Loan No. 3407000 representing 7.1% of the Initial Pool
     Balance and 8.3% of the Group 1 Balance) and (ii) the Arundel Mills Pari
     Passu Mortgage Loan (Loan No. 3407568 representing 6.9% of the Initial Pool
     Balance and 8.0% of the Group 1 Balance); and (B) one Cross-Collateralized
     Set of Mortgage Loans (Loan Nos. 3406312 (CVS Portfolio Louisiana,
     representing 0.7% of the Initial Pool Balance and 0.8% of the Group 1
     Balance), 3405982 (CVS Portfolio Texas, representing 0.6% of the Initial
     Pool Balance and 0.8% of the Group 1 Balance) and 3406313 (CVS - Gulfport
     representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1
     Balance) representing, in the aggregate, 1.4% of the Initial Pool Balance and 1.7% of the Group 1 Balance)), the Cut-off Date balance per unit, loan-to-value ratio and debt service coverage ratio calculated in this
     Structural and Collateral Information with respect to such loans, except as may be otherwise noted, was calculated based on the related pari passu notes. For purposes of weighting the loan-to-value ratios and debt service coverage ratios with respect to the Mortgage Loans referred to in the previous sentence, such weighting is based solely upon the outstanding principal balance of the pari passu note included in the Trust Fund.

     With respect to four Mortgage Loans: (i) the Sawgrass Mills Split Mortgage
     Loan (Loan No. 3407000 representing 7.1% of the Initial Pool Balance and
     8.3% of the Group 1 Balance), (ii) the Smith Barney Building A/B Mortgage
     Loan (Loan No. 3406564 representing 5.4% of the Initial Pool Balance and
     6.2% of the Group 1 Balance), (iii) the Green Oak Village Place A/B
     Mortgage Loan (Loan No. 3403670, representing 3.8% of the Initial Pool
     Balance and 4.4% of the Group 1 Balance) and (iv) the West Hartford
     Portfolio A/B Mortgage Loan (Loan No. 3404396 representing 2.0% of the
     Initial Pool Balance and 14.4% of the Group 2 Balance), unless otherwise stated, all references to the principal balance and related information
     (including Cut-off Date balances) are references only to the related senior note(s) (and exclude the related subordinate note(s)).

     Loan Numbers are set forth in ANNEX A to the prospectus supplement.

     See the "GLOSSARY OF PRINCIPAL DEFINITIONS" in the prospectus supplement for definitions and information relating to the calculation of loan-to-value and debt service coverage ratios. See also "SUMMARY OF
     PROSPECTUS SUPPLEMENT--Certain Mortgage Loan Calculations" and ANNEX A (and
     the related footnotes) to the prospectus supplement for additional information relating to calculations.

     The sum of aggregate percentage calculations may not equal 100% due to rounding. Debt service coverage ratio was calculated based on the underwritten net cash flow unless otherwise noted.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       11

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

             MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Mixed Use       3.1%
Industrial      4.2%
Hotel           5.7%
Multifamily    13.8%
Office         36.0%
Retail         33.7%
Self Storage    2.8%
Other           0.7%

PROPERTY TYPE

                                                                    WEIGHTED
                      NUMBER OF      AGGREGATE         % OF         AVERAGE
                      MORTGAGED    CUT-OFF DATE    INITIAL POOL   UNDERWRITTEN
PROPERTY TYPE        PROPERTIES       BALANCE         BALANCE         DSCR
------------------------------------------------------------------------------

Office                    26      $  670,757,642        36.0%         1.33x
Retail                    49         626,771,532        33.7          1.22x
   Anchored               35         513,779,450        27.6          1.22x
   Unanchored              9          58,319,082         3.1          1.29x
   Shadow Anchored         5          54,673,000         2.9          1.14x
Multifamily               38         257,694,442        13.8          1.30x
Hotel                      7         105,836,430         5.7          1.35x
Industrial                 8          77,302,874         4.2          1.34x
Mixed Use                  4          56,798,000         3.1          1.19x
Self Storage              16          52,414,702         2.8          1.29x
Other                      2          13,894,962         0.7          1.19x
------------------------------------------------------------------------------
TOTAL:                   150      $1,861,470,584       100.0%         1.28x
------------------------------------------------------------------------------

                                       WEIGHTED                     WEIGHTED
                        MIN/MAX         AVERAGE        MIN/MAX      AVERAGE
                      UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
PROPERTY TYPE              DSCR        LTV RATIO      LTV RATIO       RATE
----------------------------------------------------------------------------

Office               1.01x / 3.09x       66.2%       8.9% / 82.2%    6.098%
Retail               1.01x / 2.15x       70.0%      38.2% / 80.0%    5.942%
   Anchored          1.01x / 2.15x       70.1%      38.2% / 80.0%    5.901%
   Unanchored        1.19x / 1.56x       67.8%      47.5% / 80.0%    6.094%
   Shadow Anchored   1.10x / 1.21x       71.6%      64.6% / 76.5%    6.170%
Multifamily          1.10x / 1.91x       67.3%      46.7% / 80.8%    5.827%
Hotel                1.30x / 1.65x       73.8%      63.6% / 82.1%    6.439%
Industrial           1.20x / 1.55x       68.2%      63.6% / 79.8%    6.415%
Mixed Use            1.14x / 1.23x       73.1%      70.0% / 77.9%    6.479%
Self Storage         1.10x / 1.46x       74.2%      62.9% / 80.0%    6.395%
Other                1.00x / 1.24x       71.0%      68.6% / 79.9%    6.580%
----------------------------------------------------------------------------
TOTAL:               1.00X / 3.09x       68.6%       8.9% / 82.2%    6.064%
----------------------------------------------------------------------------

AMORTIZATION TYPE

                                                              % OF
                                              AGGREGATE     INITIAL     % OF     % OF
                             NUMBER OF         CUT-OFF        POOL    GROUP 1   GROUP 2
                          MORTGAGE LOANS       BALANCE      BALANCE   BALANCE   BALANCE
----------------------------------------------------------------------------------------

IO, Balloon                     43         $  811,823,667      43.6%     43.9%     42.1%
   7 month IO loans(1)           1              3,823,000       0.2       0.2       0.0
   12 month IO loans             1             13,600,000       0.7       0.8       0.0
   24 month IO loans             8            126,527,834       6.8       5.6      14.4
   36 month IO loans            17            248,730,333      13.4      13.9       9.7
   60 month IO loans            13            392,642,500      21.1      21.6      17.9
   72 month IO loans             3             26,500,000       1.4       1.7       0.0
Interest Only                   21            756,463,059      40.6      40.6      41.0
Balloon(2)                      35            284,383,858      15.3      15.0      16.8
Interest Only, Hyper Am          1              8,800,000       0.5       0.5       0.0
----------------------------------------------------------------------------------------
TOTAL:                         100         $1,861,470,584     100.0%    100.0%    100.0%
----------------------------------------------------------------------------------------

(1)  Includes one Mortgage Loan (Loan No. 3409088 representing 0.2% of the
     Initial Pool Balance and 0.2% of the Group 1 Balance) with respect to which there will be an initial interest deposit.

(2)  Includes two Mortgage Loans (Loan Nos. 3401602 and 3409042, representing
     1.3% of the Initial Pool Balance and 1.5% of the Group 1 Balance), with respect to which there will be an initial interest deposit.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       12

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

                             [MAP OMITTED]

WASHINGTON       ALABAMA                MASSACHUSETTS   IDAHO
4 properties     1 property             2 properties    1 property
$47,080,000      $3,750,000             $5,792,962      $4,000,000
2.5% of total    0.2% of total          0.3% of total   0.2% of total

OREGON           FLORIDA                NEW HAMPSHIRE
3 properties     5 properties           2 properties
$68,793,173      $159,234,013           $24,948,432
3.7% of total    8.6% of total          1.3% of total

NEVADA           GEORGIA                NEW YORK
4 properties     1 property             6 properties
$49,695,866      $29,000,000            $157,476,063
2.7% of total    1.6% of total          8.5% of total

CALIFORNIA       SOUTH CAROLINA         PENNSYLVANIA
14 properties    1 property             13 properties
$342,049,240     $3,368,231             $66,416,036
18.4% of total   0.2% of total          3.6% of total

ARIZONA          NORTH CAROLINA         OHIO
4 properties     4 properties           10 properties
$183,006,864     $23,758,395            $30,204,146
9.8% of total    1.3% of total          1.6% of total

COLORADO         VIRGINIA               MICHIGAN
3 properties     5 properties           1 property
$9,300,000       $59,460,000            $70,400,000
0.5% of total    3.2% of total          3.8% of total

TEXAS            DISTRICT OF COLUMBIA   INDIANA
20 properties    1 property             2 properties
$96,289,180      $53,000,000            $9,491,280
5.2% of total    2.8% of total          0.5% of total

ARKANSAS         MARYLAND               WISCONSIN
1 property       2 properties           1 property
$1,101,448       $131,033,333           $8,800,000
0.1% of total    7.0% of total          0.5% of total

LOUISIANA        NEW JERSEY             ILLINOIS
7 properties     4 properties           3 properties
$12,717,500      $15,066,000            $37,336,781
0.7% of total    0.8% of total          2.0% of total

MISSISSIPPI      CONNECTICUT            MISSOURI
1 property       23 properties          1 property
$1,722,500       $37,179,141            $120,000,000
0.1% of total    2.0% of total          6.4% of total

GEOGRAPHIC DISTRIBUTION

                                                                   WEIGHTED       WEIGHTED     WEIGHTED
                     NUMBER OF      AGGREGATE                       AVERAGE        AVERAGE     AVERAGE
                     MORTGAGED     CUT-OFF DATE   % OF INITIAL   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
PROPERTY LOCATION   PROPERTIES        BALANCE     POOL BALANCE       DSCR         LTV RATIO      RATE
-------------------------------------------------------------------------------------------------------

California              14       $  342,049,240       18.4%         1.30x           70.1%       5.987%
Arizona                  4          183,006,864        9.8          1.22x           69.0%       6.234%
Florida                  5          159,234,013        8.6          1.22x           79.0%       5.893%
New York                 6          157,476,063        8.5          1.53x           55.1%       6.068%
Maryland                 2          131,033,333        7.0          1.08x           70.2%       6.144%
Missouri                 1          120,000,000        6.4          1.13x           72.7%       6.250%
Texas                   20           96,289,180        5.2          1.29x           70.8%       6.201%
Michigan                 1           70,400,000        3.8          1.15x           67.8%       5.435%
Oregon                   3           68,793,173        3.7          1.38x           65.9%       5.652%
Pennsylvania            13           66,416,036        3.6          1.25x           74.8%       6.217%
Other                   81          466,772,681       25.1          1.34x           66.1%       6.147%
-------------------------------------------------------------------------------------------------------
TOTAL:                 150       $1,861,470,584      100.0%         1.28x           68.6%       6.064%
-------------------------------------------------------------------------------------------------------

o    THE MORTGAGED PROPERTIES ARE LOCATED THROUGHOUT 30 STATES AND THE DISTRICT
     OF COLUMBIA.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       13

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS

CUT-OFF DATE BALANCE

                                NO. OF       AGGREGATE
                               MORTGAGE    CUT-OFF DATE     % OF
                                LOANS         BALANCE       POOL
-----------------------------------------------------------------
$1,101,448 -- $1,999,999            6     $    9,707,675     0.5%
$2,000,000 -- $2,999,999           11         28,923,253     1.6
$3,000,000 -- $3,999,999           13         45,936,656     2.5
$4,000,000 -- $4,999,999            9         40,746,196     2.2
$5,000,000 -- $7,499,999           10         65,990,592     3.5
$7,500,000 -- $9,999,999            7         60,150,574     3.2
$10,000,000 -- $14,999,999         15        192,755,227    10.4
$15,000,000 -- $19,999,999          5         83,863,627     4.5
$20,000,000 -- $29,999,999         10        253,252,063    13.6
$30,000,000 -- $49,999,999          4        140,164,329     7.5
$50,000,000 -- $99,999,999          6        414,500,000    22.3
$100,000,000 -- $144,500,000        4        525,480,392    28.2
-----------------------------------------------------------------
TOTAL:                            100     $1,861,470,584   100.0%
-----------------------------------------------------------------
Min: $1,101,448   Max: $144,500,000   Wtd. Avg: $18,614,706

LOCATION

                 NO. OF        AGGREGATE
                MORTGAGED    CUT-OFF DATE     % OF
               PROPERTIES       BALANCE       POOL
---------------------------------------------------
California         14       $  342,049,240    18.4%
Arizona             4          183,006,864     9.8
Florida             5          159,234,013     8.6
New York            6          157,476,063     8.5
Maryland            2          131,033,333     7.0
Missouri            1          120,000,000     6.4
Texas              20           96,289,180     5.2
Michigan            1           70,400,000     3.8
Oregon              3           68,793,173     3.7
Pennsylvania       13           66,416,036     3.6
Other              81          466,772,681    25.1
---------------------------------------------------
TOTAL:            150       $1,861,470,584   100.0%
---------------------------------------------------

PROPERTY TYPE

                       NO. OF        AGGREGATE
                      MORTGAGED    CUT-OFF DATE    % OF
                     PROPERTIES       BALANCE      POOL
---------------------------------------------------------
Office                   26       $  670,757,642    36.0%
Retail                   49          626,771,532    33.7
   Anchored              35          513,779,450    27.6
   Unanchored             9           58,319,082     3.1
   Shadow Anchored        5           54,673,000     2.9
Multifamily              38          257,694,442    13.8
Hotel                     7          105,836,430     5.7
Industrial                8           77,302,874     4.2
Mixed Use                 4           56,798,000     3.1
Self Storage             16           52,414,702     2.8
Other                     2           13,894,962     0.7
---------------------------------------------------------
TOTAL:                  150       $1,861,470,584   100.0%
---------------------------------------------------------

MORTGAGE RATE

                    NO. OF       AGGREGATE
                   MORTGAGE    CUT-OFF DATE     % OF
                     LOANS        BALANCE       POOL
-----------------------------------------------------
5.435% -- 5.499%       3      $   95,348,432     5.1%
5.500% -- 5.749%      14         352,143,671    18.9
5.750% -- 5.999%      15         356,059,553    19.1
6.000% -- 6.249%      18         435,329,067    23.4
6.250% -- 6.499%      21         385,596,724    20.7
6.500% -- 6.990%      29         236,993,138    12.7
-----------------------------------------------------
TOTAL:               100      $1,861,470,584   100.0%
-----------------------------------------------------
Min: 5.435%   Max: 6.990%   Wtd. Avg: 6.064%

ORIGINAL TERM TO STATED MATURITY OR ARD

                     NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                      LOANS       BALANCE        POOL
------------------------------------------------------
60 -- 83 months         6      $  179,173,922     9.6%
84 -- 99 months         5         286,868,392    15.4
100 -- 120 months      83       1,143,605,270    61.4
121 -- 179 months       5         179,823,000     9.7
180 months              1          72,000,000     3.9
------------------------------------------------------
TOTAL:                100      $1,861,470,584   100.0%
------------------------------------------------------
Min: 60 months   Max: 180 months   Wtd. Avg: 112 months

REMAINING TERM TO STATED MATURITY OR ARD

                     NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                      LOANS       BALANCE        POOL
------------------------------------------------------
50 -- 59 months         4      $  135,038,734     7.3%
60 -- 79 months         3         176,782,247     9.5
80 -- 99 months         4         154,221,333     8.3
100 -- 109 months       1          70,400,000     3.8
110 -- 119 months      75       1,040,890,270    55.9
120 -- 139 months      12         212,138,000    11.4
160 -- 174 months       1          72,000,000     3.9
------------------------------------------------------
TOTAL:                100      $1,861,470,584   100.0%
------------------------------------------------------
Min: 50 months   Max: 174 months   Wtd. Avg: 107 months

PREPAYMENT PROVISION SUMMARY

                         NO. OF       AGGREGATE
                        MORTGAGE    CUT-OFF DATE     % OF
                          LOANS        BALANCE       POOL
----------------------------------------------------------
Lockout/Defeasance/
   Open                     86     $1,445,178,253    77.6%
Lockout/GRTR 1% PMT
   or YM/Open               12        302,402,330    16.2
YM/YM or
   Defeasance/Open           1         99,600,000     5.4
Lockout/YM + 25
   bps/YM + 25 bps or
   Defeasance/Open           1         14,290,000     0.8
----------------------------------------------------------
TOTAL:                     100     $1,861,470,584   100.0%
----------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO

                  NO. OF       AGGREGATE
                 MORTGAGE    CUT-OFF DATE     % OF
                   LOANS        BALANCE       POOL
---------------------------------------------------
8.9% -- 29.9%        1      $   24,976,063     1.3%
30.0% -- 49.9%      11         113,838,576     6.1
50.0% -- 59.9%       5         170,564,934     9.2
60.0% -- 64.9%       8         128,395,132     6.9
65.0% -- 69.9%      20         367,252,258    19.7
70.0% -- 74.9%      22         496,743,490    26.7
75.0% -- 79.9%      24         264,494,378    14.2
80.0% -- 82.2%       9         295,205,752    15.9
---------------------------------------------------
TOTAL:             100      $1,861,470,584   100.0%
---------------------------------------------------
Min: 8.9%   Max: 82.2%   Wtd. Avg: 68.6%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                  NO. OF       AGGREGATE
                 MORTGAGE    CUT-OFF DATE     % OF
                   LOANS        BALANCE       POOL
---------------------------------------------------
7.6% -- 24.9%        1      $   24,976,063     1.3%
25.0% -- 49.9%      14         138,642,967     7.4
50.0% -- 59.9%      14         238,924,198    12.8
60.0% -- 64.9%      28         337,724,371    18.1
65.0% -- 69.9%      16         551,093,091    29.6
70.0% -- 74.9%      17         178,136,834     9.6
75.0% -- 82.4%      10         391,973,059    21.1
---------------------------------------------------
TOTAL:             100      $1,861,470,584   100.0%
---------------------------------------------------
Min: 7.6%   Max 82.4%   Wtd. Avg: 65.4%

DEBT SERVICE COVERAGE RATIOS

                  NO. OF       AGGREGATE
                 MORTGAGE    CUT-OFF DATE     % OF
                   LOANS        BALANCE       POOL
---------------------------------------------------
1.00x -- 1.19x       29     $  775,798,909    41.7%
1.20x -- 1.24x       29        425,517,561    22.9
1.25x -- 1.29x        9         83,207,484     4.5
1.30x -- 1.34x        8        163,963,915     8.8
1.35x -- 1.39x        3        108,767,267     5.8
1.40x -- 1.49x        6        123,819,173     6.7
1.50x -- 1.59x        6         91,080,066     4.9
1.60x -- 1.69x        2         18,991,713     1.0
1.70x -- 1.79x        1         16,964,934     0.9
1.90x -- 1.99x        1          7,983,498     0.4
2.00x -- 2.99x        5         20,400,000     1.1
3.00x -- 3.09x        1         24,976,063     1.3
---------------------------------------------------
TOTAL:              100     $1,861,470,584   100.0%
---------------------------------------------------
Min: 1.00x   Max: 3.09x   Wtd. Avg: 1.28x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       14

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT--OFF DATE*
--------------------------------------------------------------------------------

LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE

                                NO. OF       AGGREGATE      % OF
                               MORTGAGE    CUT-OFF DATE     LOAN
                                LOANS         BALANCE      GROUP 1
------------------------------------------------------------------
$1,101,448 -- $1,999,999           6      $    9,707,675      0.6%
$2,000,000 -- $2,999,999           9          24,112,002      1.5
$3,000,000 -- $3,999,999          10          35,120,209      2.2
$4,000,000 -- $4,999,999           8          36,402,196      2.3
$5,000,000 -- $7,499,999          10          65,990,592      4.1
$7,500,000 -- $9,999,999           5          42,271,905      2.6
$10,000,000 -- $14,999,999        14         179,055,227     11.2
$15,000,000 -- $19,999,999         2          34,248,693      2.1
$20,000,000 -- $29,999,999         8         198,402,063     12.4
$30,000,000 -- $49,999,999         3         102,985,188      6.4
$50,000,000 -- $99,999,999         5         350,000,000     21.8
$100,000,000 -- $144,500,000       4         525,480,392     32.8
------------------------------------------------------------------
TOTAL:                            84      $1,603,776,142    100.0%
------------------------------------------------------------------
Min: $1,101,448   Max: $144,500,000   Avg: $19,092,573

LOCATION

                 NO. OF        AGGREGATE      % OF
                MORTGAGED    CUT-OFF DATE     LOAN
               PROPERTIES       BALANCE      GROUP 1
----------------------------------------------------
California         12       $  260,299,240     16.2%
Arizona             4          183,006,864     11.4
Florida             5          159,234,013      9.9
New York            6          157,476,063      9.8
Maryland            2          131,033,333      8.2
Missouri            1          120,000,000      7.5
Texas              15           73,398,759      4.6
Michigan            1           70,400,000      4.4
Oregon              3           68,793,173      4.3
Pennsylvania       13           66,416,036      4.1
Other              50          313,718,661     19.6
----------------------------------------------------
TOTAL:            112       $1,603,776,142    100.0%
----------------------------------------------------

PROPERTY TYPE

                       NO. OF       AGGREGATE       % OF
                      MORTGAGED    CUT-OFF DATE     LOAN
                     PROPERTIES      BALANCE       GROUP 1
----------------------------------------------------------
Office                   26       $  670,757,642     41.8%
Retail                   49          626,771,532     39.1
   Anchored              35          513,779,450     32.0
   Unanchored             9           58,319,082      3.6
   Shadow Anchored        5           54,673,000      3.4
Hotel                     7          105,836,430      6.6
Industrial                8           77,302,874      4.8
Mixed Use                 4           56,798,000      3.5
Self Storage             16           52,414,702      3.3
Other                     2           13,894,962      0.9
----------------------------------------------------------
TOTAL:                  112       $1,603,776,142    100.0%
----------------------------------------------------------

MORTGAGE RATE

                    NO. OF       AGGREGATE      % OF
                   MORTGAGE    CUT-OFF DATE      LOAN
                     LOANS       BALANCE       GROUP 1
------------------------------------------------------
5.435% -- 5.499%       1      $   70,400,000      4.4%
5.500% -- 5.749%       9         233,268,500     14.5
5.750% -- 5.999%      12         345,638,285     21.6
6.000% -- 6.249%      15         381,875,942     23.8
6.250% -- 6.499%      18         335,600,277     20.9
6.500% -- 6.990%      29         236,993,138     14.8
------------------------------------------------------
TOTAL:                84      $1,603,776,142    100.0%
------------------------------------------------------
Min: 5.435%   Max: 6.990%   Wtd. Avg: 6.102%

ORIGINAL TERM TO STATED MATURITY OR ARD

                     NO. OF      AGGREGATE       % OF
                    MORTGAGE    CUT-OFF DATE     LOAN
                      LOANS       BALANCE       GROUP 1
-------------------------------------------------------
60 -- 83 months         4      $   77,494,781      4.8%
84 -- 99 months         5         286,868,392     17.9
100 -- 120 months      69         987,589,969     61.6
121 -- 179 months       5         179,823,000     11.2
180 months              1          72,000,000      4.5
-------------------------------------------------------
TOTAL:                 84      $1,603,776,142    100.0%
-------------------------------------------------------
Min: 60 months   Max: 180 months   Wtd. Avg: 114 months

REMAINING TERM TO STATED MATURITY OR ARD

                     NO. OF      AGGREGATE       % OF
                    MORTGAGE    CUT-OFF DATE     LOAN
                      LOANS       BALANCE       GROUP 1
-------------------------------------------------------
54 -- 59 months         2      $   33,359,593      2.1%
60 -- 79 months         3         176,782,247     11.0
80 -- 99 months         4         154,221,333      9.6
100 -- 109 months       1          70,400,000      4.4
110 -- 119 months      62         902,124,969     56.3
120 -- 139 months      11         194,888,000     12.2
160 -- 174 months       1          72,000,000      4.5
-------------------------------------------------------
TOTAL:                 84      $1,603,776,142    100.0%
-------------------------------------------------------
Min: 54 months   Max: 174 months   Wtd. Avg. 110 months

PREPAYMENT PROVISION SUMMARY

                                      NO. OF      AGGREGATE       % OF
                                     MORTGAGE    CUT-OFF DATE     LOAN
                                       LOANS       BALANCE       GROUP 1
------------------------------------------------------------------------
Lockout/Defeasance/Open                 75      $1,257,185,384     78.4%
Lockout/GRTR 1% PMT or YM/Open           7         232,700,757     14.5
YM/YM or Defeasance/Open                 1          99,600,000      6.2
Lockout/YM + 25 bps/YM + 25 bps or
   Defeasance/Open                       1          14,290,000      0.9
------------------------------------------------------------------------
TOTAL:                                  84      $1,603,776,142    100.0%
------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO

                  NO. OF      AGGREGATE       % OF
                 MORTGAGE    CUT-OFF DATE     LOAN
                   LOANS       BALANCE       GROUP 1
----------------------------------------------------
8.9% -- 29.9%        1      $   24,976,063      1.6%
30.0% -- 49.9%      10         105,855,078      6.6
55.0% -- 59.9%       3          89,100,000      5.6
60.0% -- 64.9%       8         128,395,132      8.0
65.0% -- 69.9%      16         322,660,640     20.1
70.0% -- 74.9%      19         462,932,239     28.9
75.0% -- 79.9%      21         186,065,237     11.6
80.0% -- 82.2%       6         283,791,752     17.7
----------------------------------------------------
TOTAL:              84      $1,603,776,142    100.0%
----------------------------------------------------
Min: 8.9%   Max: 82.2%   Wtd. Avg: 68.8%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                  NO. OF      AGGREGATE       % OF
                 MORTGAGE    CUT-OFF DATE     LOAN
                   LOANS       BALANCE       GROUP 1
----------------------------------------------------
7.6% -- 24.9%        1      $   24,976,063      1.6%
25.0% -- 49.9%      12         113,694,535      7.1
50.0% -- 59.9%      11         160,782,580     10.0
60.0% -- 64.9%      25         304,537,104     19.0
65.0% -- 69.9%      15         548,519,107     34.2
70.0% -- 74.9%      12         100,543,693      6.3
75.0% -- 82.4%       8         350,723,059     21.9
----------------------------------------------------
TOTAL:              84      $1,603,776,142    100.0%
----------------------------------------------------
Min: 7.6%   Max: 82.4%   Wtd. Avg: 65.6%

DEBT SERVICE COVERAGE RATIOS

                  NO. OF      AGGREGATE       % OF
                 MORTGAGE    CUT-OFF DATE     LOAN
                   LOANS       BALANCE       GROUP 1
----------------------------------------------------
1.00x -- 1.19x      26      $  725,708,909     45.3%
1.20x -- 1.24x      24         330,158,420     20.6
1.25x -- 1.29x       7          69,565,866      4.3
1.30x -- 1.34x       5          92,545,931      5.8
1.35x -- 1.39x       2         106,530,000      6.6
1.40x -- 1.49x       6         123,819,173      7.7
1.50x -- 1.59x       6          91,080,066      5.7
1.60x -- 1.69x       2          18,991,713      1.2
2.00x -- 2.99x       5          20,400,000      1.3
3.00x -- 3.09x       1          24,976,063      1.6
----------------------------------------------------
TOTAL:              84      $1,603,776,142    100.0%
----------------------------------------------------
Min: 1.00x   Max: 3.09x   Wtd. Avg: 1.28x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       15

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE

                              NO. OF      AGGREGATE
                             MORTGAGE   CUT-OFF DATE     % OF
                               LOANS       BALANCE     GROUP 2
--------------------------------------------------------------
$2,237,267 -- $2,999,999         2      $  4,811,251      1.9%
$3,000,000 -- $3,999,999         3        10,816,447      4.2
$4,000,000 -- $4,999,999         1         4,344,000      1.7
$7,500,000 -- $9,999,999         2        17,878,669      6.9
$10,000,000 -- $14,999,999       1        13,700,000      5.3
$15,000,000 -- $19,999,999       3        49,614,934     19.3
$20,000,000 -- $29,999,999       2        54,850,000     21.3
$30,000,000 -- $49,999,999       1        37,179,141     14.4
$50,000,000 -- $64,500,000       1        64,500,000     25.0
--------------------------------------------------------------
TOTAL:                          16      $257,694,442    100.0%
--------------------------------------------------------------
Min: $2,237,267   Max: $64,500,000   Avg: $16,105,903

LOCATION

                  NO. OF       AGGREGATE      % OF
                 MORTGAGED   CUT-OFF DATE     LOAN
                PROPERTIES      BALANCE     GROUP 2
---------------------------------------------------
California           2       $ 81,750,000     31.7%
Virginia             2         41,250,000     16.0
Connecticut         23         37,179,141     14.4
Georgia              1         29,000,000     11.3
New Hampshire        2         24,948,432      9.7
Texas                5         22,890,422      8.9
Washington           1         13,700,000      5.3
Ohio                 1          3,746,447      1.5
New Jersey           1          3,230,000      1.3
---------------------------------------------------
TOTAL:              38       $257,694,442    100.0%
---------------------------------------------------

PROPERTY TYPE

                NO. OF       AGGREGATE      % OF
               MORTGAGED   CUT-OFF DATE     LOAN
              PROPERTIES      BALANCE     GROUP 2
-------------------------------------------------
Multifamily       38       $257,694,442    100.0%
-------------------------------------------------
TOTAL:            38       $257,694,442    100.0%
-------------------------------------------------

MORTGAGE RATE

                    NO. OF      AGGREGATE      % OF
                   MORTGAGE   CUT-OFF DATE     LOAN
                     LOANS       BALANCE     GROUP 2
----------------------------------------------------
5.450% -- 5.499%       2      $ 24,948,432      9.7%
5.500% -- 5.749%       5       118,875,171     46.1
5.750% -- 5.999%       3        10,421,267      4.0
6.000% -- 6.249%       3        53,453,125     20.7
6.250% -- 6.334%       3        49,996,447     19.4
----------------------------------------------------
TOTAL:                16      $257,694,442    100.0%
----------------------------------------------------
Min: 5.450%   Max: 6.334%   Wtd. Avg: 5.827%

ORIGINAL TERM TO STATED MATURITY OR ARD

                     NO. OF      AGGREGATE      % OF
                    MORTGAGE   CUT-OFF DATE     LOAN
                      LOANS       BALANCE     GROUP 2
-----------------------------------------------------
60 -- 83 months         2      $101,679,141     39.5%
100 -- 120 months      14       156,015,301     60.5
-----------------------------------------------------
TOTAL:                 16      $257,694,442    100.0%
-----------------------------------------------------
Min: 60 months   Max: 120 months   Wtd. Avg: 96 months

REMAINING TERM TO STATED MATURITY OR ARD

                     NO. OF      AGGREGATE      % OF
                    MORTGAGE   CUT-OFF DATE     LOAN
                      LOANS       BALANCE     GROUP 2
-----------------------------------------------------
50 -- 59 months         2      $101,679,141     39.5%
110 -- 119 months      13       138,765,301     53.8
120 months              1        17,250,000      6.7
-----------------------------------------------------
TOTAL:                 16      $257,694,442    100.0%
-----------------------------------------------------
Min: 50 months   Max: 120 months   Wtd. Avg: 90 months

PREPAYMENT PROVISION SUMMARY

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS       BALANCE     GROUP 2
------------------------------------------------------------------
Lockout/Defeasance/Open             11      $187,992,869     73.0%
Lockout/GRTR 1% PMT or YM/Open       5        69,701,573     27.0
------------------------------------------------------------------
TOTAL:                              16      $257,694,442    100.0%
------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO

                  NO. OF      AGGREGATE      % OF
                 MORTGAGE   CUT-OFF DATE     LOAN
                   LOANS       BALANCE     GROUP 2
--------------------------------------------------
46.7% -- 49.9%       1      $  7,983,498      3.1%
50.0% -- 54.9%       1        16,964,934      6.6
55.0% -- 59.9%       1        64,500,000     25.0
65.0% -- 69.9%       4        44,591,618     17.3
70.0% -- 74.9%       3        33,811,251     13.1
75.0% -- 79.9%       3        78,429,141     30.4
80.0% -- 80.8%       3        11,414,000      4.4
--------------------------------------------------
TOTAL:              16      $257,694,442    100.0%
--------------------------------------------------
Min: 46.7%   Max: 80.8%   Wtd. Avg: 67.3%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                  NO. OF      AGGREGATE     % OF
                 MORTGAGE   CUT-OFF DATE     LOAN
                   LOANS       BALANCE     GROUP 2
--------------------------------------------------
39.1% -- 49.9%       2      $ 24,948,432      9.7%
50.0% -- 59.9%       3        78,141,618     30.3
60.0% -- 64.9%       3        33,187,267     12.9
65.0% -- 69.9%       1         2,573,984      1.0
70.0% -- 74.9%       5        77,593,141     30.1
75.0% -- 77.4%       2        41,250,000     16.0
--------------------------------------------------
TOTAL:              16      $257,694,442    100.0%
--------------------------------------------------
Min: 39.1%   Max: 77.4%   Wtd. Avg: 64.0%

DEBT SERVICE COVERAGE RATIOS

                  NO. OF      AGGREGATE      % OF
                 MORTGAGE   CUT-OFF DATE     LOAN
                   LOANS       BALANCE     GROUP 2
--------------------------------------------------
1.10x -- 1.19x       3      $ 50,090,000     19.4%
1.20x -- 1.24x       5        95,359,141     37.0
1.25x -- 1.29x       2        13,641,618      5.3
1.30x -- 1.34x       3        71,417,984     27.7
1.35x -- 1.39x       1         2,237,267      0.9
1.70x -- 1.79x       1        16,964,934      6.6
1.90x -- 1.91x       1         7,983,498      3.1
--------------------------------------------------
TOTAL:              16      $257,694,442    100.0%
--------------------------------------------------
Min: 1.10x   Max: 1.91x   Wtd. Avg: 1.30x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       16

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)

                               ALL MORTGAGE LOANS

                                      DEC-07      DEC-08      DEC-09      DEC-10      DEC-11      DEC-12      DEC-13      DEC-14
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Lockout(4)(5)(6) ................       94.65%      84.09%      79.66%      78.09%      74.21%      77.24%      77.11%      74.07%
Yield Maintenance(5)(6)(7)(8) ...        5.35       15.91       20.34       21.91       20.33       22.76       22.89       25.93
Open ............................        0.00        0.00        0.00        0.00        5.46        0.00        0.00        0.00
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total ...........................      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                    =========   =========   =========   =========   =========   =========   =========   =========
Total Beginning Balance as
   of the Cut-off Date
   (in millions)(9) .............   $1,861.47   $1,858.11   $1,853.82   $1,847.61   $1,839.03   $1,653.21   $1,639.92   $1,345.68
                                    =========   =========   =========   =========   =========   =========   =========   =========
Percent of Initial Balance ......      100.00%      99.82%      99.59%      99.26%      98.79%      88.81%      88.10%      72.29%
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

                                      DEC-15      DEC-16     DEC-17    DEC-18    DEC-19    DEC-20    DEC-21
                                    ---------   ---------   -------   -------   -------   -------   -------

Lockout(4)(5)(6) ................       73.88%      66.96%    47.32%   100.00%   100.00%   100.00%   100.00%
Yield Maintenance(5)(6)(7)(8) ...       26.12       26.11      0.00      0.00      0.00      0.00      0.00
Open ............................        0.00        6.93     52.68      0.00      0.00      0.00      0.00
                                    ---------   ---------   -------   -------   -------   -------   -------
Total ...........................      100.00%     100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                    =========   =========   =======   =======   =======   =======   =======
Total Beginning Balance as
   of the Cut-off Date
   (in millions)(9) .............   $1,332.33   $1,318.26   $140.99   $ 65.55   $ 64.31   $ 63.01   $ 61.61
                                    =========   =========   =======   =======   =======   =======   =======
Percent of Initial Balance ......       71.57%      70.82%     7.57%     3.52%     3.45%     3.38%     3.31%
                                    ---------   ---------   -------   -------   -------   -------   -------

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans.

(2)  As of the Cut-off Date.

(3)  Numbers may not total to 100% due to rounding.

(4)  Eighty-six Mortgage Loans representing 77.6% of the Initial Pool Balance
     (75 Mortgage Loans representing 78.4% of the Group 1 Balance and 11
     Mortgage Loans representing 73.0% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(5)  Twelve Mortgage Loans representing 16.2% of the Initial Pool Balance (seven
     Mortgage Loans representing 14.5% of the Group 1 Balance and five Mortgage
     Loans representing 27.0% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

(6)  One Mortgage Loan representing 0.8% of the Initial Pool Balance (0.9% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge plus a 0.25% prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the
     Mortgage Loan subject to a yield maintenance charge plus a 0.25% prepayment premium or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.

(7)  One Mortgage Loan representing 5.4% of the Initial Pool Balance (6.2% of the Group 1 Balance): (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

(8)  In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.

(9)  Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       17

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)

                           LOAN GROUP 1 MORTGAGE LOANS

                                      DEC-07      DEC-08      DEC-09      DEC-10      DEC-11      DEC-12      DEC-13      DEC-14
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Lockout(4)(5)(6) ................       93.79%      83.86%      78.91%      78.84%      78.37%      76.97%      76.80%      73.31%
Yield Maintenance(5)(6)(7)(8) ...        6.21       16.14       21.09       21.16       21.63       23.03       23.20       26.69
Open ............................        0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total ...........................      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                    =========   =========   =========   =========   =========   =========   =========   =========
Total Beginning Balance as of
   the Cut-off Date
   (in millions)(9) .............   $1,603.78   $1,600.96   $1,597.56   $1,592.49   $1,585.32   $1,501.05   $1,489.32   $1,196.73
                                    =========   =========   =========   =========   =========   =========   =========   =========
Percent of Initial Balance ......      100.00%      99.82%      99.61%      99.30%      98.85%      93.59%      92.86%      74.62%
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

                                      DEC-15      DEC-16     DEC-17    DEC-18    DEC-19    DEC-20    DEC-21
                                    ---------   ---------   -------   -------   -------   -------   -------

Lockout(4)(5)(6) ................       73.06%      66.15%    47.32%   100.00%   100.00%   100.00%   100.00%
Yield Maintenance(5)(6)(7)(8) ...       26.94       27.20      0.00      0.00      0.00      0.00      0.00
Open ............................        0.00        6.66     52.68      0.00      0.00      0.00      0.00
                                    ---------   ---------   -------   -------   -------   -------   -------
Total ...........................      100.00%     100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                    =========   =========   =======   =======   =======   =======   =======
Total Beginning Balance as of
   the Cut-off Date
   (in millions)(9) .............   $1,185.14   $1,172.91   $140.99   $ 65.55   $ 64.31   $ 63.01   $ 61.61
                                    =========   =========   =======   =======   =======   =======   =======
Percent of Initial Balance ......       73.90%      73.13%     8.79%     4.09%     4.01%     3.93%     3.84%
                                    ---------   ---------   -------   -------   -------   -------   -------

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans.

(2)  As of the Cut-off Date.

(3)  Numbers may not total to 100% due to rounding.

(4)  Seventy-five Mortgage Loans representing 78.4% of the Group 1 Balance are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(5)  Seven Mortgage Loans representing 14.5% of the Group 1 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

(6)  One Mortgage Loan representing 0.9% of the Group 1 Balance: (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge plus a 0.25% prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge plus a 0.25% prepayment premium or defeasance; and
     (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity

(7)  One Mortgage Loan representing 6.2% of the Group 1 Balance: (a) has no lockout period but permits prepayment for an initial period of time subject to the payment of a yield maintenance charge; (b) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance and (c) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

(8)  In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.

(9)  Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       18

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)

                           LOAN GROUP 2 MORTGAGE LOANS

                                 DEC-07    DEC-08    DEC-09    DEC-10    DEC-11    DEC-12    DEC-13    DEC-14    DEC-15    DEC-16
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

Lockout(4)(5) ................   100.00%    85.54%    84.35%    73.39%    48.19%    79.96%    80.10%    80.25%    80.42%    73.49%
Yield Maintenance(5)(6) ......     0.00     14.46     15.65     26.61     12.22     20.04     19.90     19.75     19.58     17.39
Open .........................     0.00      0.00      0.00      0.00     39.60      0.00      0.00      0.00      0.00      9.12
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Total ........................   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                =======   =======   =======   =======   =======   =======   =======   =======   =======   =======
Total Beginning Balance as of
   the Cut-off Date
   (in millions)(7) ..........  $257.69   $257.15   $256.26   $255.12   $253.71   $152.16   $150.60   $148.95   $147.19   $145.34
                                =======   =======   =======   =======   =======   =======   =======   =======   =======   =======
Percent of Initial Balance ...   100.00%    99.79%    99.44%    99.00%    98.45%    59.05%    58.44%    57.80%    57.12%    56.40%
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans.

(2)  As of the Cut-off Date.

(3)  Numbers may not total to 100% due to rounding.

(4)  Eleven Mortgage Loans representing 73.0% of the Group 2 Balance are subject to an initial lockout period after which defeasance is permitted and thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(5)  Five Mortgage Loans representing 27.0% of the Group 2 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) thereafter become prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

(6)  In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.

(7)  Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       19

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MORTGAGE LOAN BALLOON PAYMENTS RELATED TO SELECTED CLASSES*
--------------------------------------------------------------------------------

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-1: 1-54 MONTHS

                                                                  % OF                     MORTGAGE
                             MORTGAGE                CUT-OFF     INITIAL                     LOAN
                               LOAN     PROPERTY      DATE         POOL     AMORTIZATION    BALANCE
PROPERTY NAME                 SELLER      TYPE       BALANCE     BALANCE        TYPE       PER UNIT
---------------------------------------------------------------------------------------------------

500 Virginia Drive(1) ....     BofA      Office    $31,450,000     1.7%    Interest Only     $ 86
1200 Ashland Office(1) ...     BofA      Office      1,909,593     0.1        Balloon        $121
---------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.: .........                         $33,359,593     1.8%
---------------------------------------------------------------------------------------------------

                                                                 REMAINING
                                            CUT-OFF   MATURITY    INTEREST   REMAINING
                                              DATE      DATE        ONLY      TERM TO
                             UNDERWRITTEN     LTV        LTV       PERIOD     MATURITY
PROPERTY NAME                    DSCR        RATIO      RATIO     (MONTHS)    (MONTHS)
--------------------------------------------------------------------------------------

500 Virginia Drive(1) ....       1.29x       77.8%      82.4%        54          54
1200 Ashland Office(1) ...       1.25x       65.8%      62.1%       NAP          54
--------------------------------------------------------------------------------------
TOTAL/WTD. AVG.: .........       1.29x       77.1%      81.3%        54(2)       54
--------------------------------------------------------------------------------------

(1)  The balloon principal payments for 500 Virginia Drive and 1200 Ashland
     Office will pay both Class A-1 and Class A-2 with approximately $3,000,000 of such balloon principal payments to be paid to the Class A-1 and the remainder to be paid to the Class A-2.

(2)  Excludes Mortgage Loans that have a remaining interest only period of zero months.

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-2: 54-60 MONTHS

                                                                        % OF                     MORTGAGE
                                 MORTGAGE                  CUT-OFF     INITIAL                     LOAN
                                   LOAN      PROPERTY        DATE        POOL     AMORTIZATION    BALANCE
PROPERTY NAME                     SELLER       TYPE        BALANCE     BALANCE       TYPE        PER UNIT
---------------------------------------------------------------------------------------------------------

500 Virginia Drive(1) ........     BofA       Office     $31,450,000     1.7%    Interest Only     $ 86
1200 Ashland Office(1) .......     BofA       Office       1,909,593     0.1        Balloon        $121
Midway Business Center .......     BofA     Industrial    30,535,188     1.6        Balloon        $ 24
Northbelt Corporate Center ...     BofA       Office      13,600,000     0.7      IO, Balloon      $ 87
---------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.: .............                           $77,494,781     4.2%
---------------------------------------------------------------------------------------------------------

                                                                     REMAINING
                                                CUT-OFF   MATURITY    INTEREST    REMAINING
                                                  DATE      DATE        ONLY       TERM TO
                                 UNDERWRITTEN     LTV        LTV       PERIOD      MATURITY
PROPERTY NAME                        DSCR        RATIO      RATIO     (MONTHS)     (MONTHS)
-------------------------------------------------------------------------------------------

500 Virginia Drive(1) ........       1.29x       77.8%      82.4%       54            54
1200 Ashland Office(1) .......       1.25x       65.8%      62.1%      NAP            54
Midway Business Center .......       1.20x       63.6%      60.2%      NAP            60
Northbelt Corporate Center ...       1.17x       76.0%      72.2%        7            60
-------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.: .............       1.23x       71.6%      71.4%       40(2)         57
-------------------------------------------------------------------------------------------

(1)  The balloon principal payments for 500 Virginia Drive and 1200 Ashland
     Office will pay both Class A-1 and Class A-2 with approximately $3,000,000 of such balloon principal payments to be paid to the Class A-1 and the remainder to be paid to the Class A-2.

(2)  Excludes Mortgage Loans that have a remaining interest only period of zero months.

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-3: 79-82 MONTHS

                                                                       % OF                              MORTGAGE
                               MORTGAGE                  CUT-OFF     INITIAL                               LOAN
                                 LOAN      PROPERTY       DATE         POOL         AMORTIZATION          BALANCE
PROPERTY NAME                   SELLER       TYPE        BALANCE     BALANCE            TYPE             PER UNIT
-----------------------------------------------------------------------------------------------------------------

Sawgrass Mills .............     BofA       Retail    $132,647,059     7.1%         Interest Only          $413
Arundel Mills ..............     BofA       Retail     128,333,333     6.9           IO, Balloon           $298
Cincinnati MOB Portfolio ...     BofA       Office      14,290,000     0.8          Interest Only          $ 90
Sovereign Bank Building ....     BofA     Mixed Use      2,798,000     0.2           IO, Balloon           $130
Gander Mountain Waukesha....     BofA       Retail       8,800,000     0.5     Interest Only, Hyper Am     $132
-----------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.: ...........                          $286,868,392    15.4%
-----------------------------------------------------------------------------------------------------------------

                                                                   REMAINING
                                              CUT-OFF   MATURITY    INTEREST   REMAINING
                                                DATE      DATE        ONLY      TERM TO
                               UNDERWRITTEN     LTV        LTV       PERIOD     MATURITY
PROPERTY NAME                      DSCR        RATIO      RATIO     (MONTHS)    (MONTHS)
----------------------------------------------------------------------------------------

Sawgrass Mills .............      1.20x        80.0%      80.0%       79          79
Arundel Mills ..............      1.08x        70.0%      66.7%       32          80
Cincinnati MOB Portfolio ...      1.53x        61.9%      61.9%       80          80
Sovereign Bank Building ....      1.20x        70.0%      67.0%       33          81
Gander Mountain Waukesha....      2.15x        49.9%      49.9%       82          82
----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.: ...........      1.19x        73.6%      72.1%       58(1)       80
----------------------------------------------------------------------------------------

(1)  Excludes Mortgage Loans that have a remaining interest only period of zero months.

MORTGAGE LOAN BALLOON PAYMENTS RELATING TO CLASS A-SB: 60-109 MONTHS

                                                        % OF                   MORTGAGE
                      MORTGAGE              CUT-OFF   INITIAL                    LOAN
                        LOAN     PROPERTY     DATE      POOL    AMORTIZATION    BALANCE
PROPERTY NAME          SELLER      TYPE     BALANCE   BALANCE       TYPE       PER UNIT
---------------------------------------------------------------------------------------

None ..............      N/A        N/A       N/A       N/A         N/A           N/A
---------------------------------------------------------------------------------------
TOTAL/WTD. AVG.:...      N/A        N/A       N/A       N/A         N/A           N/A
---------------------------------------------------------------------------------------

                                                          REMAINING
                                     CUT-OFF   MATURITY    INTEREST   REMAINING
                                       DATE      DATE        ONLY      TERM TO
                      UNDERWRITTEN     LTV        LTV       PERIOD     MATURITY
PROPERTY NAME             DSCR        RATIO      RATIO     (MONTHS)    (MONTHS)
-------------------------------------------------------------------------------

None ..............       N/A          N/A        N/A        N/A         N/A
-------------------------------------------------------------------------------
TOTAL/WTD. AVG.:...       N/A          N/A        N/A        N/A         N/A
-------------------------------------------------------------------------------

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page. See also "YIELD AND
     MATURITY CONSIDERATIONS -- Weighted Average Lives" for definitions and information relating to the modeling assumptions.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       20

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS MORTGAGE LOANS*
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest Mortgage Loans in the
Mortgage Pool by Cut-off Date Balance:

               TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE*

                                                          % OF
                              MORTGAGE      CUT-OFF     INITIAL
                                LOAN          DATE        POOL      PROPERTY     LOAN
LOAN NAME                      SELLER       BALANCE     BALANCE       TYPE      GROUP
---------------------------   --------   ------------   -------   -----------   -----

Collier Center ............     BofA     $144,500,000     7.8%       Office       1
Sawgrass Mills ............     BofA      132,647,059     7.1        Retail       1
Arundel Mills .............     BofA      128,333,333     6.9        Retail       1
Summit Office Campus ......     BofA      120,000,000     6.4        Office       1
Smith Barney Building .....     BofA       99,600,000     5.4        Office       1
708 Third Avenue ..........     BofA       72,000,000     3.9        Office       1
Green Oak Village Place ...     BofA       70,400,000     3.8        Retail       1
Visconti ..................     BofA       64,500,000     3.5     Multifamily     2
Sherman Oaks Marriott .....     BofA       55,000,000     3.0        Hotel        1
4000 Wisconsin Avenue .....     BofA       53,000,000     2.8        Office       1
                                         ------------    ----
TOTAL/WTD. AVG. ...........              $939,980,392    50.5%
                                         ============    ====

                                 % OF
                              APPLICABLE    CUT-OFF      LTV
                                 LOAN      DATE LTV   RATIO AT   UNDERWRITTEN   MORTGAGE
LOAN NAME                        GROUP       RATIO    MATURITY       DSCR         RATE
---------------------------   ----------   --------   --------   ------------   --------

Collier Center ............      9.0%        69.9%      69.9%        1.25x      6.245%
Sawgrass Mills ............      8.3%        80.0%      80.0%        1.20x      5.820%
Arundel Mills .............      8.0%        70.0%      66.7%        1.08x      6.140%
Summit Office Campus ......      7.5%        72.7%      68.3%        1.13x      6.250%
Smith Barney Building .....      6.2%        82.2%      82.2%        1.39x      5.605%(1)
708 Third Avenue ..........      4.5%        59.3%      50.2%        1.01x      5.903%
Green Oak Village Place ...      4.4%        67.8%      68.9%        1.15x      5.435%(1)
Visconti ..................     25.0%        56.1%      56.1%        1.33x      5.574%
Sherman Oaks Marriott .....      3.4%        72.9%      62.7%        1.31x      6.403%
4000 Wisconsin Avenue .....      3.3%        33.1%      33.1%        1.47x      6.325%
                                             ----       ----         ----       -----
TOTAL/WTD. AVG. ...........                  69.2%      67.0%        1.22x      5.984%

----------
(1)  Mortgage rate rounded to three decimal places.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       21

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

                      [4 PHOTOS OF COLLIER CENTER OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       22

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Acquisition
ORIGINAL PRINCIPAL BALANCE:          $144,500,000
FIRST PAYMENT DATE:                  August 1, 2007
TERM/AMORTIZATION:                   120/0 months
INTEREST ONLY PERIOD:                120 months
MATURITY DATE:                       July 1, 2017
EXPECTED MATURITY BALANCE:           $144,500,000
BORROWING ENTITY:                    Collier Center PT, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout:12 payments
                                     GRTR 1% PPMT or
                                     Yield Maintenance:
                                     101 payments
                                     Open: 7 payments
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $144,500,000
CUT-OFF DATE LTV:                    69.9%
MATURITY DATE LTV:                   69.9%
UNDERWRITTEN DSCR:                   1.25x
MORTGAGE RATE:                       6.245%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            Phoenix, Arizona
YEAR BUILT/RENOVATED:                2000/NAP
NET RENTABLE SQUARE FEET:            567,163
CUT-OFF BALANCE PER SF:              $255
OCCUPANCY AS OF 06/15/2007:          93.9%
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 CB Richard Ellis, Inc.
UNDERWRITTEN NET CASH FLOW:          $11,427,145
APPRAISED VALUE:                     $206,800,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       23

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR
                                 (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------
Effective Gross Income .......    $12,547,336    $15,049,006    $17,428,716
Total Expenses ...............    $ 5,465,306    $ 5,823,344    $ 5,409,829
Net Operating Income (NOI) ...    $ 7,082,030    $ 9,225,662    $12,018,886
Cash Flow (CF) ...............    $ 7,082,030    $ 9,225,662    $11,427,145
DSCR on NOI ..................           0.77x          1.01x          1.31x
DSCR on CF ...................           0.77x          1.01x          1.25x

                              TENANT INFORMATION(1)

                                  RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                  FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT          RENT      EXPIRATION
--------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Bank of America
   Corporation ...........        AA/Aa1/AA       173,363      30.6%     $26.46    $4,587,170      30.6%      10/31/2020
Jennings, Strouss &
   Salmon, P.L.C. ........        Not Rated        74,073      13.1      $27.52     2,038,533      13.6       12/31/2011
Steptoe & Johnson, LLP ...        Not Rated        59,214      10.4      $25.92     1,534,798      10.2       12/31/2011
Brown and Caldwell .......        Not Rated        55,377       9.8      $27.28     1,510,952      10.1       12/31/2014
                                                  -------      ----                ----------      ----
TOTAL ....................                        362,027      63.8%               $9,671,453      64.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                           NO. OF LEASES    EXPIRING      % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION            EXPIRING         SF       TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------------   -------------   ----------   --------   ----------   -------------   ----------

2008 ...................         1             5,136       0.9%        5,136          0.9%      $  133,536
2009 ...................         1             9,599       1.7        14,735          2.6%      $  254,374
2010 ...................         7            54,169       9.6        68,904         12.1%      $1,438,299
2011 ...................        10           152,034      26.8       220,938         39.0%      $4,158,624
2012 ...................         2            23,900       4.2       244,838         43.2%      $  698,148
2013 ...................         2            10,333       1.8       255,171         45.0%      $  222,636
2014 ...................         9           100,841      17.8       356,012         62.8%      $2,612,836
2020 ...................         9           173,363      30.6       529,375         93.3%      $4,587,170
Management Office ......        --             1,292       0.2       530,667         93.6%              --
Building Operations ....        --             3,313       0.6       533,980         94.1%              --
Vacant .................        --            33,183       5.9       567,163        100.0%              --
                               ---           -------     -----
TOTAL ..................        41           567,163     100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       24

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 63.8% of the net rentable square feet, are:

o    BANK OF AMERICA CORPORATION (NYSE: "BAC") (rated "AA" by Fitch, "Aa1" by
     Moody's and "AA" by S&P) occupies 173,363 square feet (30.6% of square footage, 30.6% of income) under a 20-year lease expiring October 31, 2020 with three 10-year renewal options at 100% of fair market rent. The base rent is currently $26.46 per square foot and increases to $29.25 per square foot on November 1, 2010 and $32.40 per square foot on November 1, 2015.
     Bank of America Corporation, a financial holding company, provides banking and non-banking financial services throughout the world. Bank of America
     Corporation operates through three segments: Global Consumer and Small
     Business Banking; Global Corporate and Investment Banking; and Global
     Wealth and Investment Management. The Global Consumer and Small Business
     Banking segment offers savings accounts, certificate of deposit's, individual retirement accounts, checking accounts, various types of credit cards, merchant services, mortgage products, insurance services, letters of credit and credit and home equity loans. The Global Corporate and
     Investment Banking segment provides bank loans, commitment facilities, real estate lending and leasing and asset-based lending products for banking clients; advisory services, financing and related products for institutional investor clients; debt and equity underwriting, merger-related advisory services; and treasury management, trade finance, foreign exchange, short-term credit facilities and short-term investing options. The Global Wealth and Investment Management segment offers wealth management and retail brokerage services, as well as asset management services. As of September 26, 2007, Bank of America Corporation operated approximately 5,700 retail banking offices and 17,000 automated teller machines. Bank of America Corporation was founded in 1874 and is headquartered in Charlotte, North Carolina. According to the year end financial reports dated December 31, 2006, Bank of America Corporation reported $117.02 billion in total revenues, $21.13 billion in net revenues and $135.3 billion stockholder equity.

o    JENNINGS, STROUSS & SALMON, P.L.C. (not rated) occupies 74,073 square feet
     (13.1% of square footage, 13.6% of income) under a 10-year lease expiring
     December 31, 2011 with two 5-year renewal options at 95% of the then fair market rates. The current rent is $27.52 per square foot and increases to
     $28.77 on January 1, 2008 and $30.02 on January 1, 2010. Founded in 1942,
     Jennings, Strouss & Salmon, P.L.C. is a law firm that specializes in litigation, intellectual property, real estate, finance, utility, technology, e-commerce and biotech law. Jennings, Strouss & Salmon, P.L.C.
     has offices in Phoenix, Arizona, Scottsdale, Arizona, Peoria, Arizona and
     Washington, D.C.

o    STEPTOE & JOHNSON, LLP (not rated) occupies 59,214 square feet (10.4% of square footage, 10.2% of income) under a 11-year lease expiring December
     31, 2011 with one 5-year renewal option at 95% of the then fair market rate. The current rental rate is $25.90 per square foot. Steptoe & Johnson,
     LLP is a law firm that represents clients in tax, government contracts, international trade, intellectual property, antitrust, insurance, transportation, telecommunications, and employment law. Steptoe & Johnson,
     LLP with offices in Washington, D.C., New York, New York, Chicago,
     Illinois, Phoenix, Arizona, Los Angeles, California, Century City,
     California, London, England, and Brussels, Belgium, has more than 450 attorneys and has been practicing for more than 60 years.

o    BROWN AND CALDWELL, INC. (not rated) occupies 55,377 square feet (9.8% of square footage, 10.1% of income) under four 8-year to 13-year leases expiring December 31, 2014 with one 5-year renewal option at 95% of the then fair market rate. The current rental rate is $27.28 per square foot.
     Headquartered in Walnut Creek, California, Brown and Caldwell is a
     full-service environmental engineering and consulting firm with 45 offices and approximately 1,500 professionals across the country. For more than 60 years, Brown and Caldwell has been designing and building water, wastewater and solid waste systems for clients in the paper and pulp, food processing and chemical manufacturing industries. Brown and Caldwell offers watershed and storm-water management services, as well as pipeline engineering and repair services. Brown and Caldwell provides soil and groundwater remediation, underground storage tank management, risk assessment and customized data management systems.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       25

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Collier Center Mortgage Loan is a $144.5 million ten-year fixed rate loan secured by a first mortgage on a 24-story multi-tenant office building located in Phoenix, Arizona. The Collier Center Mortgage Loan is
     interest-only for the full loan term, matures on July 1, 2017 and accrues interest at an annual rate of 6.245%.

THE BORROWER:

o    The Collier Center Borrower is Collier Center PT, LLC, a Delaware limited liability company, and a single purpose bankruptcy remote entity with at least two independent directors in which a non-consolidation opinion has been issued by the Collier Center Borrower's legal counsel. Equity ownership in the Collier Center PT, LLC is held by General Electric Pension
     Trust, a New York common law trust, whose investment manager is GE Asset
     Management Incorporated (100%) which is a wholly owned subsidiary of
     General Electric Company (NYSE "GE") (not rated by Fitch, "Aaa" by Moody's and "AAA" by S&P).

o    The General Electric Pension Trust, a trust organized under New York State laws, has $38 billion in assets and $2.3 billion invested in commercial real estate. Their advisor is GE Asset Management Incorporated, a wholly owned subsidiary of the General Electric Power Company. GE Asset Management
     Incorporated currently manages investment funds in excess of $198 billion.
     GE Asset Management Incorporated and affiliated entities have been managing investments for General Electric's employee pension and benefit plans since the 1920's.

THE PROPERTY:

o    The Collier Center Mortgaged Property consists of a leasehold interest in a
     24-story office tower that is located in the central business district of
     Phoenix, Arizona. The improvements, constructed in 2000, contain a total of
     567,163 square feet (54,897 square feet of which is retail) and are situated on 3.80 acres.

o    The Collier Center Mortgaged Property features 14 passenger elevators, two escalators and satellite TV pre-wired conference rooms with video conferencing. Security includes 24-hour camera surveillance, automated entry door controls with card readers and manned security posts. Parking consists of 1,489 spaces located in a three-level subterranean parking garage.

o    The Collier Center Mortgaged Property is located in the Phoenix central business district, offering tenants immediate access to City Hall, the
     Federal Building, Phoenix's Superior Court, Symphony Hall, US Airways
     Center (Phoenix Suns -- National Basketball Association) and Chase Field
     (Arizona Diamondbacks -- Major League Baseball). The Phoenix central business district contains approximately 6 million square feet of office space. The Collier Center Mortgaged Property neighborhood is accessible by the light rail system (Valley Metro Rail opening in 2008), with station platforms adjacent to the Collier Center Mortgaged Property. The Papago
     (10) Freeway is located 1.3 miles north and 2.2 miles to the east and the
     Black Canyon (17) Freeway is located 1.7 miles south and 2.4 miles to the west.

o    The Collier Center Borrower is required by the related loan documents to obtain insurance against perils and acts of terrorism; provided that the
     Collier Center Borrower is only required to purchase (a) such insurance if it is commercially available and (b) as much terrorism insurance as may be obtained at a cost not to exceed $244,000 per year.

PROPERTY MANAGEMENT:

o    CB Richard Ellis Group, Inc. manages The Collier Center Mortgaged Property.
     CB Richard Ellis Group, Inc. is the world's largest commercial real estate services company with operations in nearly 50 countries. Through subsidiaries Trammell Crow and Insignia Financial (whose acquisition made
     CB Richard Ellis Group, Inc. the largest commercial-property manager in the world), CB Richard Ellis Group, Inc. oversees real estate management, investment, property development and related operations for top corporations. CB Richard Ellis Group, Inc. manages more than 1.7 billion square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       26

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Collier Center Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Collier Center
     Mortgage Loan, must result in a loan-to-value ratio less than or equal to
     75% and a debt service coverage ratio greater than or equal to 1.25x; and
     (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Collier Center Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       27

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 COLLIER CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       28

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                      [4 PHOTOS OF SAWGRASS MILLS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       29

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL NOTE A-4 PRINCIPAL
   BALANCE(1):                       $132,647,059
FIRST PAYMENT DATE:                  August 1, 2007
TERM/AMORTIZATION:                   84/0 months
MATURITY DATE:                       July 1, 2014
EXPECTED MATURITY BALANCE:           $132,647,059
BORROWING ENTITIES:                  Sawgrass Mills Phase II
                                     Limited Partnership;
                                     Sawgrass Mills Phase III
                                     Limited Partnership;
                                     Sawgrass Mills Phase IV,
                                     L.L.C.; Sunrise Mills (MLP)
                                     Limited Partnership
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance: 77 payments
                                     Open: 7 payments
PARI PASSU DEBT:                     $687,352,941 senior pari passu Notes
SUBORDINATE DEBT:                    $30,000,000 in subordinate notes
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  The $850,000,000 Sawgrass Mills Whole Loan has been split into multiple senior pari passu notes with an aggregate Cut-off Date balance of
     $820,000,000, $132,647,059 of which will be included in the trust (Note
     A-4), and multiple subordinate notes with an aggregate Cut-off Date Balance of $30,000,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $850,000,000
NOTE A-4 CUT-OFF DATE BALANCE:       $132,647,059
OTHER SENIOR PARI PASSU NOTES
   CUT-OFF DATE BALANCE:             $687,352,941
SUBORDINATED NOTES CUT-OFF DATE
   BALANCE:                          $30,000,000
CUT-OFF DATE LTV(1):                 80.0%
MATURITY DATE LTV(1):                80.0%
UNDERWRITTEN DSCR(1):                1.20x
MORTGAGE RATE:                       5.820%
--------------------------------------------------------------------------------

(1)  Calculated based on the combined senior pari passu notes with a Cut-off
     Date balance of $820,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Sunrise, Florida
YEAR BUILT/RENOVATED:                1990/2006
NET RENTABLE SQUARE FEET:            1,985,319(1)
CUT-OFF BALANCE PER SF:              $413(2)
OCCUPANCY AS OF 06/21/2007:          98.6%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Simon Management Associates II, LLC
UNDERWRITTEN NET CASH FLOW:          $57,968,003
APPRAISED VALUE:                     $1,025,000,000
--------------------------------------------------------------------------------

(1)  Total square footage of the mall is 2,267,093, of which 1,985,319 serves as collateral for the Sawgrass Mills Whole Loan.

(2)  Calculated based on the combined senior pari passu notes with a Cut-off
     Date balance of $820,000,000.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       30

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                     FULL YEAR      FULL YEAR
                                   (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                   ------------   ------------   -------------
Effective Gross Income .........   $ 70,012,427   $ 76,438,107   $ 87,617,479
Total Expenses .................   $ 27,423,239   $ 31,464,494   $ 28,145,597
Net Operating Income (NOI) .....   $ 42,589,188   $ 44,973,613   $ 59,471,882
Cash Flow (CF) .................   $ 42,589,188   $ 44,973,613   $ 57,968,003
DSCR on NOI(1) .................          0.88x          0.93x          1.23x
DSCR on CF(1) ..................          0.88x          0.93x          1.20x

(1)  Calculated based on the combined senior pari passu notes with a Cut-off
     Date balance of $820,000,000.

                             TENANT INFORMATION(1)

                                       RATINGS            TOTAL          % OF
TOP TENANTS                        FITCH/MOODY'S/S&P   TENANT SF(2)   TOTAL SF(2)   RENT PSF
--------------------------------   -----------------   ------------   -----------   --------

Wannado ........................       Not Rated          113,567         5.0%       $15.80
Burlington Coat Factory ........       CCC+/B3/B          111,324         4.9        $ 6.00
JC Penney ......................     BBB/Baa3/BBB-        103,487         4.6        $ 5.90
Regal Cinemas ..................      B-/ B2/ BB-          89,591         4.0        $15.47
                                                          -------        ----
TOTAL ..........................                          417,969        18.4%

                                    POTENTIAL   % POTENTIAL                   LEASE
TOP TENANTS                           RENT         RENT       SALES PSF    EXPIRATION
--------------------------------   ----------   -----------   ---------    ----------

Wannado ........................   $1,794,359        3.7%     $     51     05/31/2024
Burlington Coat Factory ........      667,944        1.4      $    269     12/31/2008
JC Penney ......................      610,573        1.3      $    164     06/30/2009
Regal Cinemas ..................    1,385,973        2.9      $369,957(3)  05/31/2009
                                   ----------        ---
TOTAL ..........................   $4,458,849        9.2%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Based on total mall square feet.

(3)  Represents per screen sales of the 23-screen movie theater.

                           LEASE ROLLOVER SCHEDULE(1)

                        NO. OF LEASES    EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION         EXPIRING        SF       TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
---------------------   -------------   ---------   --------   ----------   -------------   ----------

MTM .................        34            44,332      2.0%        44,332        2.0%       $1,674,663
2007 ................         6             6,809      0.3         51,141        2.3%       $  615,738
2008 ................        29           246,953     10.9        298,094       13.1%       $4,555,458
2009 ................        34           410,652     18.1        708,746       31.3%       $6,734,100
2010 ................        38           313,440     13.8      1,022,186       45.1%       $6,284,116
2011 ................        44           217,588      9.6      1,239,774       54.7%       $5,720,997
2012 ................        29            62,820      2.8      1,302,594       57.5%       $2,764,418
2013 ................        20            82,884      3.7      1,385,478       61.1%       $2,769,613
2014 ................        16            27,287      1.2      1,412,765       62.3%       $1,256,719
2015 ................         8            33,353      1.5      1,446,118       63.8%       $1,142,920
2016 ................        38           201,035      8.9      1,647,153       72.7%       $5,370,201
2017 ................        37           129,731      5.7      1,776,884       78.4%       $5,001,969
After 2017 ..........        42           457,811     20.2      2,234,695       98.6%       $3,490,321
Vacant ..............        --            32,398      1.4      2,267,093      100.0%               --
                            ---         ---------    -----
TOTAL ...............       375         2,267,093    100.0%

(1)  Information obtained from underwritten rent roll.

(2)  1,985,319 square feet of the 2,267,093 property square feet represents the collateral.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       31

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 18.4% of the net rentable square feet of the total mall area, are:

o    WANNADO (not rated) occupies 113,567 square feet (5.0% of square footage,
     3.7% of rental income) under a 20-year lease expiring on May 31, 2024. The lease provides for a current rental rate per square foot of $15.80 that increases to $17.44 in lease year six, $19.76 in lease year 11, and $21.26 in lease year 16. There are four 5-year renewal options at $24.45, $28.12,
     $32.33, and $37.18 during the four lease renewal periods, respectively.
     Wannado is also required to pay percentage rent equal to 2.5% of the sales exceeding $20,000,000 and 3.5% of the sales exceeding $25,000,000 with increasing breakpoints every five lease years during the initial lease term and during the four renewal periods. Wannado operates theme parks focusing on role-playing live entertainment for children. Wannado is owned by CIE
     Theme Parks, a division within Corporacion Interamericana de
     Entretenimiento, S.A. de C.V. (CIE) that was founded in 1990. CIE Theme
     Parks owns ten theme parks located in the United States and Latin America, and is considered one of the world's largest amusement park operators.

o    BURLINGTON COAT FACTORY (rated "CCC+" by Fitch, "B3" by Moody's and "B" by
     S&P) occupies 111,324 square feet (4.9% of square footage, 1.4% of rental income) under a 5-year lease renewal period expiring on December 31, 2008.
     The lease provides for a current rental rate per square foot of $6.00 and is constant during the remaining lease extension period. There are three
     5-year renewal options remaining to renew the lease with the rental rate per square foot increasing to $6.25, $6.50 and $6.75, respectively.
     Burlington Coat Factory is also required to pay percentage rent equal to
     1.5% of the sales exceeding $33,397,200. Burlington Coat Factory sells a large assortment of designer and name-brand merchandise at 10% up to 60%
     less than other department stores, including coats, clothing, shoes, linens, home decor and baby items. As of November, 2007, Burlington Coat
     Factory operates 394 stores located in 44 states. For the fiscal year ended
     June 2007, net sales from continuing operations were $3.4 billion.

o    JC PENNEY (NYSE: "JCP") (rated "BBB" by Fitch, "Baa3" by Moody's and "BBB-"
     by S&P) occupies 103,487 square feet (4.6% of square footage, 1.3% of rental income) under a 15-year lease expiring on June 30, 2009. The lease provides for a current rental rate per square foot of $5.90 and is constant during the remaining lease term. There are four 5-year options to renew the lease with the rental rate per square foot increasing to $6.40 during the four lease renewal periods. JC Penney is also required to pay percentage rent equal to 1.0% of the sales exceeding $33,000,000. JC Penney sells family apparel, jewelry, shoes, accessories and home furnishings and operates 1,067 department stores located in the United States and Puerto
     Rico. As of the fiscal year ended February 3, 2007, JC Penney reported revenue of approximately $19.9 billion, net income of $1.2 billion and stockholder equity of $4.3 billion.

o    REGAL CINEMAS (NYSE: "RGC") (rated "B-" by Fitch, "B2" by Moody's and "BB-"
     by S&P) occupies 89,591 square feet (23 screens, 4.0% of square footage,
     2.9% of rental income) under a 17-year lease expiring on May 31, 2009. The lease provides for a current rental rate per square foot of $15.47 and is constant during the remaining lease term. There are three 5-year options to renew the lease with the rental rate per square foot increasing by approximately 4% during each lease renewal period. Regal Cinemas is also required to pay percentage rent equal to 10.0% of the sales exceeding
     $13,914,479 ($600,000 per screen). Regal Entertainment Group operates 6,403 screens in 539 theaters located in 39 states and the District of Columbia under the Regal Cinemas, United Artists and Edwards brand names. As of the fiscal year ended December 28, 2006, Regal Entertainment Group reported revenue of approximately $2.6 billion and net income of $86.3 million.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       32

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Sawgrass Mills Whole Loan is an $850.0 million seven-year fixed rate loan secured by a first mortgage on a super regional mall containing
     2,267,093 square feet, of which 1,985,319 square feet serves as collateral, located in Sunrise, Broward County, Florida. The Sawgrass Mills Whole Loan
     is part of a split loan structure evidenced by multiple senior pari passu notes with an aggregate Cut-off Date balance of $820.0 million and multiple subordinate notes with an aggregate Cut-off Date balance of $30.0 million.
     One of the senior pari passu notes is included in the Trust Fund and the remaining senior notes with an aggregate Cut-off Date balance of
     $687,352,941 are expected to be, and in some cases have been, securitized in unrelated transactions. The Sawgrass Mills Split Mortgage Loan is interest only for the entire loan term, matures on July 1, 2014 and accrues interest at an annual rate of 5.820%.

THE BORROWER:

o    The Sawgrass Mills Borrowers are Sunrise Mills (MLP) Limited Partnership, a
     District of Columbia limited partnership ("Phase I Borrower"), Sawgrass
     Mills Phase II Limited Partnership, a Delaware limited partnership ("Phase
     II Borrower"), Sawgrass Mills Phase III Limited Partnership, a Delaware
     limited partnership ("Phase III Borrower") and Sawgrass Mills Phase IV,
     L.L.C., a Delaware limited liability company ("Ground Lessee"), all of which are single purpose bankruptcy remote entities with at least two independent directors for which the Sawgrass Mills Borrowers' legal counsel has delivered a non-consolidation opinion, jointly and severally, individually and collectively, the Sawgrass Mills Borrower. Equity ownership of all of the Sawgrass Mills Borrowers is eventually held by The
     Mills Limited Partnership, a Delaware limited partnership.

o    The sponsor of the Sawgrass Mills Whole Loan is SPG-FCM Ventures, LLC, a
     joint venture between Simon Property Group and Farallon Capital Management.
     SPG-FCM Ventures acquired The Mills Corporation in March 2007 for approximately $8.0 billion. The Mills Corporation portfolio included 38 super regional malls and destination shopping centers containing a total of approximately 45 million square feet located in the United States and included the Sawgrass Mills Whole Loan Mortgaged Property.

o    Simon Property Group (not rated by Fitch or Moody's and "A-" by S&P), founded in 1960 and headquartered in Indianapolis, Indiana, is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group owns or holds an interest in 296 properties, of which 172 are regional malls, 71 are community/lifestyle shopping centers, 30 are premium outlet centers and 23 are other properties, including office buildings and hotels, located in the
     United States and Puerto Rico. In addition, Simon Property Group has international holdings located in France, Italy, Poland, Portugal, Japan,
     Mexico and Canada. As of the fiscal year ended December 31, 2006, Simon
     Property Group reported revenue of approximately $3.3 billion, net income of $563.8 million and stockholder equity of $4.0 billion.

o    Farallon Capital Management, founded in 1986 and headquartered in San
     Francisco, California manages equity capital for institutions and high net worth individuals. Institutional investors are primarily college endowments and foundations. Farallon Capital Management invests in public and private debt and equity securities, direct investments in private companies and real estate.

THE PROPERTY:

o    The Sawgrass Mills Mortgaged Property consists of a fee simple interest in a super regional mall built in 1990 and expanded in 1995, 1998, 1999 and
     2006. The one-story improvements situated on 440.0 acres contain a total of
     2,267,093 square feet, of which 1,985,319 square feet serves as collateral.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       33

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

o    The Sawgrass Mills Mortgaged Property's anchor tenants (tenants leasing more than 40,000 square feet) include Wannado, Burlington Coat Factory, JC
     Penney, Regal Cinemas, Bed Bath & Beyond, Brandsmart, Marshalls, The Sports
     Authority, Saks and Neiman Marcus, which together occupy 39.4% of the total square feet and contribute 16.4% of the gross potential rental income. The major tenants (tenants leasing more than 20,000 square feet) are TJ Maxx,
     The Gap, Nordstrom Rack, Nike, Bealls, Ron Jon Surf Shop, Books A Million,
     Off Broadway Shoes, Rainforest Cafe, Spec's Music and Gameworks, which together occupy 13.4% of the total square feet and contribute 9.3% of the gross potential rental income. The Sawgrass Mills Mortgaged Property is currently occupied by more than 300 tenants ranging in size from 144
     (kiosk) to 113,567 square feet. The Sawgrass Mills Mortgaged Property is shadow anchored by Super Target, Outlet Marketplace and American Signature
     Furniture, all of which are separately owned and are not part of the collateral. Including 281,774 square feet of non-collateral anchor tenant space, the Sawgrass Mills Mortgaged Property contains a total of 2,267,093 square feet. There are 12,000 surface parking spaces for the mall, resulting in a parking ratio of 5.3 spaces per 1,000 square feet including the non-collateral space.

o    The Sawgrass Mills Mortgaged Property is located in Sunrise, Florida, approximately 30 miles north of Miami and ten miles west of Fort Lauderdale near the intersection of I-75, I-595 and the Sawgrass Expressway in western
     Broward County. Demographics for the twenty-mile primary trade area of the
     Sawgrass Mills Mortgaged Property include a population of 2,579,487 in
     983,937 households and an average household income of $65,432.

o    In-line comparable stores sales of tenants occupying less than 10,000 square feet as of December 31, 2006 were $584.86 per square foot. As of
     December 31, 2005 sales were $562.68 per square foot.

o    The Sawgrass Mills Borrower is generally required at its sole cost and expense to keep the Sawgrass Mills Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Sawgrass Mills Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the Sawgrass Mills Borrower is required to purchase terrorism insurance with a deductible not to exceed $5,000,000 as long as
     Simon Property Group retains a majority interest in the Sawgrass Mills
     Borrower and $100,000 if Simon Property Group does not.

PROPERTY MANAGEMENT:

o    The Sawgrass Mills Mortgaged Property is managed by Simon Management
     Associates II, LLC, an affiliate of the borrower.

CURRENT PARI PASSU SENIOR NOTES, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The combined Sawgrass Mills Note A-4 represents a 16.2% pari passu interest in the $820,000,000 senior portion of the Sawgrass Mills Whole Loan combined senior pari passu notes. The pari passu interest in the Sawgrass
     Mills Whole Loan is governed by an agreement among noteholders, and will be serviced pursuant to the pooling and servicing agreement relating to the
     J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12
     transaction.

o    $30,000,000 in aggregate Cut-off Date balance subordinate notes all held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

     The Sawgrass Mills Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance customarily accepted by institutional lenders; and (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Sawgrass Mills Mortgage Loan, must result in a loan-to-value ratio less than or equal to 85% and a debt service coverage ratio greater than or equal to 1.05x; provided, however, if either the loan-to-value ratio or the debt service coverage ratio test is not satisfied, than the Sawgrass Mills
     Borrower may still incur mezzanine financing if the other terms and conditions are satisfied, the mortgagee approves and the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Sawgrass Mills Whole Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       34

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                        [SAWGRASS MILLS SITE MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       35

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                         [MAP OF SAWGRASS MILLS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       36

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

                      [4 PHOTOS OF ARUNDEL MILLS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       37

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL NOTE A-2 PRINCIPAL
   BALANCE(1):                       $128,333,333
FIRST PAYMENT DATE:                  September 1, 2007
TERM/AMORTIZATION:                   84/360 months
INTEREST ONLY PERIOD:                36 months
MATURITY DATE:                       August 1, 2014
EXPECTED MATURITY BALANCE:           $122,230,454
BORROWING ENTITY:                    Arundel Finance, L.L.C.
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     77 payments
                                     Open: 7 payments
PARI PASSU DEBT:                     Note A-1 -- $128,333,334
                                     Note A-3 -- $128,333,333
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  The $385,000,000 Arundel Mills Pari Passu Whole Loan has been split into three pari passu notes: the $128,333,334 Note A-1 (not included in the
     Trust Fund) and the $128,333,333 Note A-2 (included in the Trust Fund) and the $128,333,333 Note A-3 (not included in the Trust Fund).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $385,000,000
NOTE A-1 CUT-OFF DATE BALANCE        $128,333,334
NOTE A-2 CUT-OFF DATE BALANCE        $128,333,333
NOTE A-3 CUT-OFF DATE BALANCE:       $128,333,333
CUT-OFF DATE LTV(1):                 70.0%
MATURITY DATE LTV(2):                66.7%
UNDERWRITTEN DSCR(1):                1.08x
MORTGAGE RATE:                       6.140%
--------------------------------------------------------------------------------

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

(2)  Calculated based on the Whole Loan Maturity Date Balance.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Hanover, Maryland
YEAR BUILT/RENOVATED:                2000/2006
NET RENTABLE SQUARE FEET:            1,289,907
CUT-OFF BALANCE PER SF:              $298
OCCUPANCY AS OF 07/01/2007:          99.0%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Simon Management
                                     Associates II, LLC
UNDERWRITTEN NET CASH FLOW:          $30,444,640
APPRAISED VALUE:                     $550,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       38

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR
                                 (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------
Effective Gross Income .......    $39,410,767    $40,718,599    $46,858,654
Total Expenses ...............    $11,171,111    $10,205,967    $15,385,604
Net Operating Income (NOI) ...    $28,239,656    $30,512,632    $31,473,050
Cash Flow (CF) ...............    $28,239,656    $30,512,632    $30,444,640
DSCR on NOI(1) ...............           1.00x          1.09x          1.12x
DSCR on CF(1) ................           1.00x          1.09x          1.08x

(1)  Calculated based on the Whole Loan Cut-off Date Balance.

                             TENANT INFORMATION(1)

                                  RATINGS         TOTAL      % OF               POTENTIAL  % POTENTIAL    SALES        LEASE
TOP TENANTS                  FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT         RENT      PSF(2)      EXPIRATION
---------------------------  -----------------  ---------  --------  --------  ----------  -----------  --------     ----------

Bass Pro Outdoor World ....      Not Rated       127,672      9.9%    $ 8.32   $1,062,640      3.8%     $    406     10/03/2016
Muvico Theaters ...........      Not Rated       107,190      8.3     $31.00    3,322,890     11.9      $966,750(3)  12/31/2020
Burlington Coat Factory ...      CCC+/B3/B        81,282      6.3     $ 5.25      426,731      1.5      $    212     01/31/2011
Medieval Times Dinner &
   Tournament .............      Not Rated        66,244      5.1     $ 4.67      309,359      1.1      $    185     08/31/2023
Dave & Busters ............       NR/B3/B-        63,631      4.9     $23.00    1,463,513      5.2      $    206     11/16/2010
                                                 -------     ----              ----------     ----
TOTAL .....................                      446,019     34.6%             $6,585,133     23.6%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Sales are as of year end 2006.

(3)  Represents sales per screen for the 24-screen movie theater.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES    EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING         SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------   -------------   ---------   --------   ----------   -------------   ----------

2007(2) ..........          9           15,138       1.2%       15,138         1.2%      $  631,001
2008 .............         12           36,578       2.8        51,716         4.0%      $  992,404
2009 .............          8           14,925       1.2        66,641         5.2%      $  588,073
2010 .............         57          326,577      25.3       393,218        30.5%      $8,186,598
2011 .............         32          240,034      18.6       633,252        49.1%      $4,651,016
2012 .............          6           50,478       3.9       683,730        53.0%      $1,657,222
2013 .............          6           45,150       3.5       728,880        56.5%      $1,163,581
2014 .............         11           49,432       3.8       778,312        60.3%      $1,254,492
2015 .............          5           18,595       1.4       796,907        61.8%      $  564,262
2016 .............          9          210,261      16.3     1,007,168        78.1%      $2,359,880
2017 .............          4           57,488       4.5     1,064,656        82.5%      $1,308,884
After 2017 .......          5          213,897      16.6     1,278,553        99.1%      $4,216,807
Vacant ...........         --           11,354       0.9     1,289,907       100.0%              --
                          ---        ---------     -----
TOTAL ............        164        1,289,907     100.0%

(1)  Information obtained from underwritten rent roll.

(2)  Includes month-to-month leases.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       39

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The five largest tenants, representing 34.6% of the net rentable square feet, are:

o    BASS PRO OUTLET WORLD (not rated) occupies 127,672 square feet (9.9% of square footage, 3.8% of rental income) under a 15-year lease expiring on
     October 3, 2016. The lease provides for a rental rate on a percentage rent basis equal to 2.0% of sales up to $85,000,000 and 1.5% over $85,000,000.
     The annual rent paid in 2006 equates to a rental rate per square foot of
     $8.32. There are seven 5-year options to renew the lease. Bass Pro sells a wide variety of outdoor sporting and recreational equipment and operates 40 stores located in the United States and Canada.

o    MUVICO THEATERS (not rated) occupies 107,190 square feet (24 screens, 8.3%
     of square footage, 11.9% of rental income) under a 20-year lease expiring on December 31, 2020. The lease provides for a rental rate of $31.00 per square foot and increases to $32.00 in lease year 11 and $33.00 in lease year 16. There are four 5-year options to renew the lease with the rental rate per square foot increasing to $34.00, $35.00, $36.00 and $37.00 during the four lease renewal periods, respectively. Muvico Theaters is also required to pay percentage rent equal to 8.0% of the sales exceeding
     $38,750,000 ($1,615,000 per screen) at present, with increasing breakpoints every five years. Including the four renewal periods. Muvico Theaters operates 14 theaters located in Florida, Illinois, Maryland and Tennessee.

o    BURLINGTON COAT FACTORY (rated "CCC+" by Fitch, "B3" by Moody's and "B" by
     S&P) occupies 81,282 square feet (6.3% of square footage, 1.5% of rental income) under a ten-year lease expiring on January 31, 2011. The lease provides for a rental rate of $5.25 per square foot that is constant during the remaining lease term. There are four 5-year options to renew the lease with the rental rate per square foot increasing by $0.25 each renewal period. Burlington Coat Factory is also required to pay percentage rent equal to 1.5% of the sales exceeding $15,240,375. Burlington Coat Factory sells a large assortment of designer and name-brand merchandise at 10% to
     60% less than other department stores, including coats, clothing, shoes, linens, home decor and baby items. As of June 2007 Burlington Coat Factory operates 394 stores located in 44 states. For the fiscal year ended June
     2007, net sales from continuing operations were $3.4 billion.

o    MEDIEVAL TIMES DINNER & TOURNAMENT (not rated) occupies 66,244 square feet
     (5.1% of square footage, 1.1% of rental income) under a 20-year lease expiring on August 31, 2023. The lease provides for a rental rate of $4.67 per square foot and increases by approximately 6.0% every two lease years.
     There are three ten-year options to renew the lease with the rental rate per square foot increasing by approximately six percent every two lease years. Medieval Times Dinner & Tournament is also required to pay percentage rent equal to 2.5% of the sales exceeding $14,068,864, with increasing breakpoints every two lease years during the three lease renewal periods. Medieval Times Dinner & Tournament is a dinner theater providing an authentic display of classic equestrian skills astride Andalusian horses, medieval pageantry while serving food and beverages. Founded in
     1973, Medieval Times Dinner & Tournament now operates 11 dinner theaters located in Spain, Canada, Florida, California, New Jersey, Illinois, Texas,
     South Carolina, Maryland and Georgia.

o    DAVE & BUSTERS (not rated by Fitch, rated "B3" by Moody's and "B-" by S&P)
     occupies 63,631 square feet (4.9% of square footage, 5.2% of rental income)
     under a ten-year lease expiring on November 16, 2010. The lease provides for a rental rate of $23.00 per square foot that is constant during the remaining initial lease term. There are two 5-year options to renew the lease with the rental rate per square foot increasing to $24.00 during the second lease renewal period. Dave & Buster's is also required to pay percentage rent equal to 6.0% of the sales exceeding $17,000,000. Dave &
     Buster's operates 50 large-venue, high-volume, restaurant/entertainment complexes located throughout the United States. Each Dave & Buster's offers food and beverage items, combined with an extensive array of interactive entertainment attractions, such as pocket billiards, shuffleboard, state-of the-art simulators, virtual reality and traditional carnival-style amusements and games of skill. Dave & Buster's emphasizes guest service in an upscale atmosphere to create ideal playing conditions. As of the fiscal year ended February 4, 2007, Dave & Buster's reported revenue of approximately $510.2 million and stockholder equity of $96.7 million.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       40

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Arundel Mills Pari Passu Whole Loan is a $385.0 million seven-year fixed rate loan secured by a first mortgage on a super regional mall containing 1,289,907 square feet located in Hanover, Anne Arundel County,
     Maryland. The Arundel Mills Mortgage Loan is structured as an "Indemnity
     Deed of Trust", which is specific to the State of Maryland, whereby the owner of the Arundel Mills Borrower owns the Arundel Mills Mortgaged
     Property and therefore the owner executed the related loan agreement and security agreement. The Arundel Mills Pari Passu Loan is part of a split loan structure evidenced by three pari passu notes referred to as the
     Arundel Mills Pari Passu Note A-2 (which is included in the Trust Fund), the Arundel Mills Pari Passu Note A-1 (which is not included in the Trust
     Fund), and the Arundel Mills Pari Passu Note A-3 (which is not included in the Trust Fund). The Arundel Mills Pari Passu Mortgage Loan is interest only for the first three years of the loan term, matures on August 1, 2014 and accrues interest at an annual rate of 6.140%.

THE BORROWER:

o    The Arundel Mills Borrower is Arundel Finance, L.L.C., a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent managers for which the Arundel Mills Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
     100% by Arundel Mills Limited Partnership, a Delaware limited partnership, as the Sole Member, Manager and Guarantor of the Arundel Mills Borrower.
     Equity ownership of the Arundel Mills Borrower is eventually held by The
     Mills Limited Partnership, a Delaware limited partnership, and Kan Am USA
     Tier II Limited Partnership, a Delaware limited partnership.

o    The sponsor of the Arundel Mills Loan is SPG-FCM Ventures, LLC, a joint venture between Simon Property Group and Farallon Capital Management.
     SPG-FCM Ventures acquired The Mills Corporation in March 2007 for approximately $8.0 billion. The Mills Corporation portfolio included 38 super regional malls and destination shopping centers containing a total of approximately 47 million square feet located in the United States and included the Arundel Mills Mortgaged Property.

o    Simon Property Group (not rated by Fitch and Moody's and "A-" by S&P), founded in 1960 and headquartered in Indianapolis, Indiana, is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. The Simon Property Group owns or holds an interest in 296 properties, of which 172 are regional malls, 71 are community/lifestyle shopping centers, 30 are premium outlet centers and 23 are other properties, including office buildings and hotels, located in the
     United States and Puerto Rico. In addition, Simon Property Group has international holdings located in France, Italy, Poland, Portugal, Japan,
     Mexico and Canada. As of the fiscal year ended December 31, 2006, Simon
     Property Group reported revenue of approximately $3.3 billion, net income of $563.8 million and stockholder equity of $4.0 billion.

o    Farallon Capital Management L.L.C., founded in 1986 and headquartered in
     San Francisco, manages equity capital for institutions and high net worth individuals. Institutional investors are primarily college endowments and foundations. Farallon Capital Management L.L.C. invests in public and private debt and equity securities, direct investments in private companies and real estate.

THE PROPERTY:

o    The Arundel Mills Mortgaged Property consists of a fee simple interest in a regional mall built in 2000. The collateral improvements consist of the enclosed mall and two outparcel buildings. The one-story improvements contain a total of 1,289,907 gross leasable square feet and are situated on
     148.12 acres.

o    The Arundel Mills Mortgaged Property is currently occupied by 17 anchor tenants ranging in size from 20,296 to 127,672 square feet and 147 mall tenants ranging in size from 567 (kiosk) to 11,815 square feet. The anchor tenants are Bass Pro Outdoor World, Muvico Theaters, Burlington Coat
     Factory, Medieval Times Dinner & Tournament, Dave & Buster's, Best Buy, TJ
     Maxx, Bed Bath & Beyond, Modell's Sporting Goods, Off 5th, Old Navy, Last
     Call Neiman Marcus, FYE, Off Broadway Shoes, Books-A-Million, Children's
     Place and H&M, which together occupy 60.2% of the total square feet and contribute 43.0% of the gross potential rental income. In-line shop space leasing over 10,000 square feet includes Gap Outlet, Liz Claiborne, Levis
     Outlet and Foodbrand. Together, the in-line tenants and tenants leasing over 10,000 square feet occupy 38.9% of the total square feet and contribute 55.7% of the gross potential rental income. There are 6,271 surface parking spaces, resulting in a parking ratio of 4.86 spaces per
     1,000 square feet.

o    The Arundel Mills Mortgaged Property is located approximately 25 miles northeast of the District of Columbia and nine miles southwest of
     Baltimore, Maryland. I-95, the major north/south arterial connecting the
     District of Columbia and Baltimore, is located approximately 2.5 miles west of the Arundel Mills Mortgaged Property. State Highway 100, which provides major east/west access, is located directly north of the Arundel Mills
     Mortgaged Property. Demographics for the five-mile primary trade area of the Arundel Mills Mortgaged Property include a population of 116,345 in
     38,679 households. Average household income with the primary trade area is
     $85,948.

o    In-line store sales as of December 31, 2006 were $376 per square foot.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       41

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

o    The Arundel Mills Borrower is generally required at its sole cost and expense to keep the Arundel Mills Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Arundel Mills Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the Arundel Mills Borrower is required to purchase terrorism insurance with a deductible not to exceed $5,000,000 as long as
     Simon Property Group, L.P. retains a majority interest in the borrower and
     $250,000 if Simon Property Group, L.P. does not.

PROPERTY MANAGEMENT:

o    The Arundel Mills Mortgaged Property is managed by Simon Management
     Associates II, LLC, a borrower related entity.

CURRENT MEZZANINE, PARI PASSU OR SUBORDINATE INDEBTEDNESS:

o    $128,333,334 Note A-1 and $128,333,333 Note A-3, each held outside of the
     Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Arundel Mills Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance customarily accepted by institutional lenders; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the
     Arundel Mills Mortgage Loan, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to
     1.20x; provided, however, if either the loan-to-value ratio or the debt service coverage ratio test is not satisfied, then the Arundel Mills
     Borrower may still incur mezzanine financing, if the other terms and conditions are satisfied, the mortgagee approves and the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Arundel Mills Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       42

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

                       [SITE MAP OF ARUNDEL MILLS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       43

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                  ARUNDEL MILLS
--------------------------------------------------------------------------------

                         [MAP OF ARUNDEL MILLS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       44

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

                   [4 PHOTOS OF SUMMIT OFFICE CAMPUS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       45

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Acquisition
ORIGINAL PRINCIPAL BALANCE:          $120,000,000
FIRST PAYMENT DATE:                  October 1, 2007
TERM/AMORTIZATION:                   120/360 months
INTEREST ONLY PERIOD:                60 months
MATURITY DATE:                       September 1, 2017
EXPECTED MATURITY BALANCE:           $112,747,599
BORROWING ENTITY:                    KC Summit Technology LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance: 117 payments
                                     Open: 3 payments
EXISTING MEZZANINE DEBT:             $20,000,000
UP-FRONT RESERVES:
   TAX RESERVE:                      Yes
   OTHER RESERVE(1):                 $7,100,000
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                      Yes
   TI/LC RESERVE(2):                 $43,250
   REPLACEMENT RESERVE:              $12,964
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  Other Reserve consists of a New Lease Space Reserve ($5,000,000); an AT&T
     Escrow Reserve ($2,000,000); and a Free Rent Escrow ($100,000).

(2)  The monthly TI/LC reserve increases to $82,175 in month 61 and remains constant through the maturity date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $120,000,000
CUT-OFF DATE LTV:                    72.7%
MATURITY DATE LTV:                   68.3%
UNDERWRITTEN DSCR:                   1.13x
MORTGAGE RATE:                       6.250%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            Lee's Summit, Missouri
YEAR BUILT/RENOVATED:                1959/2007
NET RENTABLE SQUARE FEET:            1,037,115
CUT-OFF BALANCE PER SF:              $116
OCCUPANCY AS OF 12/01/2007:          92.4%
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 Weinreb Management LLC
UNDERWRITTEN NET CASH FLOW:          $10,033,318
APPRAISED VALUE:                     $165,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       46

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR
                                 (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------

Effective Gross Income .......    $13,758,589    $11,776,470    $16,061,202
Total Expenses ...............    $ 4,896,934    $ 4,212,129    $ 4,827,836
Net Operating Income (NOI) ...    $ 8,861,655    $ 7,564,341    $11,233,366
Cash Flow (CF) ...............    $ 8,861,655    $ 7,564,341    $10,033,318
DSCR on NOI ..................           1.00x          0.85x          1.27x
DSCR on CF ...................           1.00x          0.85x          1.13x

                              TENANT INFORMATION(1)

                                   RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                   FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT          RENT      EXPIRATION
---------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

GSA .......................      AAA/Aaa/AAA       260,013      25.1%     $19.44    $5,055,017       31.6%     02/19/2012(2)
AT&T Inc. .................         A/A2/A         115,936      11.2       16.70     1,936,131       12.1      10/31/2008
Diodes Incorporated. ......       Not Rated         73,785       7.1       19.00     1,401,915        8.8      12/31/2013
Cerner Corporation ........       Not Rated         71,024       6.8       14.58     1,035,530        6.5      12/31/2014
                                                   -------      ----                ----------       ----
TOTAL .....................                        520,758      50.2%               $9,428,593       58.9%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  GSA combined has two office suites. 139,391 square feet of space expire
     February 19, 2012 and the remaining 120,622 square feet expire on April 30,
     2017. GSA has an early termination option at anytime after April 30, 2012 with 90 days written notice and payment of an early termination fee equal to any remaining unamortized tenant improvement allowance.

(3)  Diodes Incorporated has an early termination option that can be exercised anytime after June 30, 2011 with one year written notice and payment of a termination fee equal to 50% of the base rent that would have been owed for the remainder of the term from the early termination date not to exceed
     $718,665.90.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES    EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING         SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------   -------------   ---------   --------   ----------   -------------   ----------

2008 .............          1          115,936     11.2%       115,936        11.2%      $1,936,131
2009 .............          1           30,000      2.9        145,936        14.1       $  247,500
2010 .............          2           11,602      1.1        157,538        15.2       $  237,389
2011 .............          2           72,437      7.0        229,975        22.2       $  792,506
2012 .............          4          273,055     26.3        503,030        48.5       $4,513,505
2013 .............          1           73,785      7.1        576,815        55.6       $1,401,915
2014 .............          1           71,024      6.8        647,839        62.5       $1,035,530
2015 .............          2           87,799      8.5        735,638        70.9       $  997,237
2016 .............          1           43,704      4.2        779,342        75.1       $  681,345
2017 .............          1          120,622     11.6        899,964        86.8       $2,347,930
2018 .............          2           44,688      4.3        944,652        91.1       $  448,200
Vacant ...........         --           92,463      8.9      1,037,115          --               --
                          ---        ---------    -----
TOTAL ............         18        1,037,115    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       47

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 50.2% of the net rentable square feet, are:

o    GSA (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by S&P) occupies
     260,013 square feet (25.1% of square footage, 31.6% of income) under two leases expiring February 19, 2012 and April 30, 2017 with no renewal options. The lease on 139,391 square feet provides for a current rent of
     $18.53 per square foot with annual rate increases based upon the current consumer price index. The lease on 120,622 square feet provides for a current rent of $19.47 per square foot for the full lease term. The GSA uses its space at the Summit Office Campus for the quick and secure transfer of physical records of immigration cases due to its proximity to the National Records Center. The National Records Center, one of the
     central archiving facilities for immigration records and documents in the
     United States, is located less than five miles away.

o    AT&T INC. (NYSE "T") (rated "A" by Fitch, "A2" by Moody's and "A" by S&P)
     occupies 115,936 square feet (11.2% of square footage, 12.1% of income)
     under a 5-year lease expiring October 31, 2008 with one 3-year renewal option at a rate of $18.20 per square foot. The current rent is $16.70 per square foot for the full lease term. AT&T Inc. provides telecommunication services and products to residential, business, and governmental customers in the United States and internationally. AT&T Inc.'s services include local exchange services, long-distance services, wireless communications, data/broadband and internet services, managed networking, wholesale services, directory advertising and publishing, and sale of telecommunications equipment. AT&T Inc., formerly known as SBC
     Communications, Inc., was founded in 1983. AT&T Inc. changed its name to
     AT&T Inc. in 2005. AT&T Inc. is based in San Antonio, Texas. According to the year end financial reports dated December 31, 2006, AT&T Inc. reported total revenue of $63.06 billion, net income of $7.36 billion and stockholder equity of $115.54 billion.

o    DIODES INCORPORATED (NASDAQ: "DIOD") (not rated) occupies 73,785 square feet (7.1% of square footage, 8.8% of income) under a seven-year lease expiring December 31, 2013 with no renewal options. The current rent of
     $19.00 per square foot for the first five years increases to $19.48 per square foot in July 2011, $19.97 per square foot in July 2012 and $20.47 per square foot in July 2013. Diodes Incorporated and its subsidiaries engage in the manufacture and distribution of standard semiconductor products to manufacturers in the consumer electronic, computer, communications, industrial, and automotive markets. Diodes Incorporated offers its products primarily to original equipment manufacturers, electronic manufacturing services, and distributors through a combination of direct sales and marketing personnel, independent sales representatives, and distributors worldwide. Diodes Incorporated was founded in 1959 and is headquartered in Westlake Village, California. According to the year end financial reports dated December 31, 2006, Diodes Incorporated reported total revenue of $343.3 million, net income of $48.1 million and $294.2 million stockholder equity.

 o  CERNER CORPORATION (NASDAQ: "CERN") (not rated) occupies 71,024 square feet
    (6.8% of square footage, 6.5% of income) under a 14-year lease expiring
    December 31, 2014 with two 5-year renewal options at a rate of $15.93 per square foot for the first year, $16.35 per square foot for the second year and $16.58 per square foot for the remaining three years of the first renewal period. The rental rate will be $18.43 per square foot for the first two years of the second renewal period and fixed at $18.95 per square foot for the remaining years of the renewal period. The current rent is $14.58 per square foot for the remaining initial lease term.
    Cerner Corporation designs, develops, markets, installs, hosts, and supports software information technology and content solutions for healthcare organizations and consumers. Cerner Corporation implements and supports software solutions and hardware that provide healthcare providers with secure access to clinical, administrative, and financial data in real time. Cerner Corporation was founded in 1979 and is headquartered in North
    Kansas City, Missouri. According to the year end financial reports dated
    December 30, 2006, Cerner Corporation reported total revenue of $1.38 billion, net income of $109.9 million and $918.1 million stockholder equity.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       48

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Summit Office Campus Mortgage Loan is a $120.0 million, ten-year fixed rate loan secured by two one-story multi-tenant office and technology buildings located in Lee's Summit, Missouri. The Summit Office Campus
     Mortgage Loan is interest only for the first five years, matures on
     September 1, 2017 and accrues interest at an annual rate of 6.250%.

THE BORROWER:

o    The Summit Office Campus Borrower, KC Summit Technology, LLC, a Delaware
     limited liability company, is a single purpose, bankruptcy remote entity with at least two independent directors in which a non-consolidation opinion has been issued by the Summit Office Campus Borrower's legal counsel.

o    Equity ownership in the Summit Office Campus Borrower is held by KC Summit
     Mezz, LLC, a Delaware limited liability company (100%) with equity ownership held by First Summit Holding, LLC, a Delaware limited liability company (100%) with equity ownership held by KC Summit Holding, LLC, a
     Delaware limited liability company (100%). Equity ownership in KC Summit
     Holding LLC is held by JW Summit, LLC, a Delaware limited liability company with Jacob Weinreb as sole manager (57.04%), European Summit LLC, a
     Delaware limited liability company with Isaac M. Neuberger as manager
     (18.4%), 720 Sub Summit LLC, a Delaware limited liability company (16.56%)
     and AE Summit LLC, a Delaware limited liability company (8%).

o    The borrower principal for the Summit Office Campus Mortgage Loan, Jacob
     Weinreb, is primarily a New York City based real estate investor, owner and manager, seeking to diversify his multifamily portfolio. Mr. Weinreb currently owns interests in and manages 18 multifamily buildings located in and throughout New York City. Jacob Weinreb acts as the managing member of
     Weinreb Management LLC, a family company that owns, operates, and manages its own real estate investments. The real estate activities of the Weinreb family in the United States date back to 1956 when the business was started by Wolf Weinreb.

THE PROPERTY:

o    The Summit Office Campus Mortgaged Property consists of a leasehold interest in two 1-story Class "A" multi-tenant office and technology buildings (Summit Office Center and Summit Tech Center) containing
     1,037,115 net rentable square feet with 5,189 parking spaces situated on
     100.1 acres.

o    The Summit Tech Center (the North Building) contains nine tenants in
     553,960 square feet, a full service cafeteria and is fully sprinklered.
     Parking is provided by 2,044 spaces. The Summit Office Center (the South
     Building) contains six tenants in 484,025 square feet, is fully sprinklered, and has 2,426 parking spaces. Amenities include on site security 24/7; the largest contiguous space on a single floor in the Kansas
     City metropolitan area; redundant electric power; and fiber optic capacity that is required for massive data handling and processing capability.

o    The Summit Office Campus Mortgaged Property is one block southeast of
     I-470/Route 50 interchange in Lee's Summit, a suburb that is 17 miles southeast of Kansas City central business district and 10 miles east of
     Overland Park, Kansas. The surrounding neighborhood consists primarily of commercial and single-family homes. Surrounding retail includes the 550,000 square foot Summit Fair Lifestyle Center that is under construction and anchored by Macy's and Summit Woods Crossing, an 800,000 square foot power center anchored by Super Target, Lowe's, and Kohl's.

o    The Summit Office Campus Mortgaged Property underwent an extensive renovation project from 1998-2006 totaling approximately $133.4 million
     ($67.8 million in landlord renovations including HVAC, Life Safety,
     Corridor/Restrooms, and Building Improvements and $65.6 million in tenant improvements).

o    The Summit Office Campus Borrower is generally required at its sole cost and expense to keep the Summit Office Campus Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Summit Office Campus Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that the Summit Office Campus Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $10,000.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       49

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

PROPERTY MANAGEMENT:

o    The Summit Office Campus Mortgaged Property is managed by Weinreb
     Management LLC, a borrower principal related entity, which is comprised of family members who own, operate, and manage their own real estate investments. Weinreb Management LLC was founded in 1956 and has more than
     150 employees.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $20,000,000 Mezzanine Note with a 10-year maturity and interest only payments for the first 60 months.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       50

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SUMMIT OFFICE CAMPUS
--------------------------------------------------------------------------------

                      [MAP OF SUMMIT OFFICE CAMPUS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       51

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

                   [4 PHOTOS OF SMITH BARNEY BUILDING OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       52

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Acquisition
ORIGINAL PRINCIPAL BALANCE:          $99,600,000
FIRST PAYMENT DATE:                  May 1, 2007
TERM/AMORTIZATION:                   126/0 months
INTEREST ONLY PERIOD:                126 months
MATURITY DATE:                       October 1, 2017
EXPECTED MATURITY BALANCE:           $99,600,000
BORROWING ENTITY:                    4350 La Jolla Village LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Yield Maintenance: 32
                                     payments
                                     Yield Maintenance or
                                     Defeasance: 87 Payments
                                     Open: 7 payments
UP-FRONT RESERVES:
   TI/LC RESERVE:                    $2,707,000
   DEBT SERVICE RESERVE:             $1,432,377
   OTHER RESERVE(1):                 $3,163,000
ADDITIONAL DEBT:                     $10,700,000 Note B
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  Other Reserve consists of a Re-imaging Capital Expenditure

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $110,300,000
NOTE A CUT-OFF DATE BALANCE:         $99,600,000
NOTE B CUT-OFF DATE BALANCE(1):      $10,700,000
CUT-OFF DATE LTV(2):                 82.2%
MATURITY DATE LTV(3):                82.2%
UNDERWRITTEN DSCR:                   1.39 x
MORTGAGE RATE(4):                    5.605%
--------------------------------------------------------------------------------

(1)   The Note B is not part of the Trust Fund.

(2)   Based on an "as-is" appraised value. Based on an "as-stabilized"
      appraised value of $133,600,000 as of May 16, 2010 the Cut-off Date LTV
      and Maturity Date LTV excluding Note B are each 74.6% and including Note
      B are each 82.6%.

(3)   Based on an "as-is" appraised value.

(4)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            San Diego, California
YEAR BUILT/RENOVATED:                1986/NAP
NET RENTABLE SQUARE FEET:            188,232
CUT-OFF BALANCE PER SF:              $529
OCCUPANCY AS OF 10/01/2007:          94.6%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 The Irvine Company LLC
UNDERWRITTEN NET CASH FLOW:          $7,879,286
APPRAISED VALUE:                     $121,200,000
--------------------------------------------------------------------------------

(1)  The Underwritten Net Cash Flow is based on a cash flow whereby the Smith
     Barney Building Mortgaged Property achieves projected occupancy and rental rates. The "as-is" DSCR excluding Note B is 1.10x and including Note B is
     0.96x based on an underwritten "as-is" Net Cash Flow of $6,215,928.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       53

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                ANNUALIZED 10
                                   FULL YEAR       MONTH
                                 (12/31/2005)   (10/31/2006)     UNDERWRITTEN
                                 ------------   -------------   --------------
Effective Gross Income .......    $7,929,062      $8,495,963    $11,772,263
Total Expenses ...............    $2,332,768      $2,492,687    $ 3,892,976
Net Operating Income (NOI) ...    $5,596,294      $6,003,276    $ 7,879,286
Cash Flow (CF) ...............    $5,596,294      $6,003,276    $ 7,879,286(1)
DSCR on NOI ..................          0.99x           1.06x          1.39x
DSCR on CF ...................          0.99x           1.06x          1.39x

(1)  The Underwritten Net Cash Flow is based on a cash flow whereby the Smith
     Barney Building Mortgaged Property achieves projected occupancy and rental rates. The "as-is" DSCR excluding Note B is 1.10x and including Note B is
     0.96x based on an underwritten "as-is" net cash flow of $6,215,928.

                             TENANT INFORMATION(1)

                             RATINGS          TOTAL       % OF                POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS             FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT          RENT      EXPIRATION
---------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Heller Ehrman .......       Not Rated         55,565      29.5%     $50.27    $2,793,436      34.7%      02/28/2009
Fish & Richardson ...       Not Rated         44,569      23.7       41.08     1,831,005      22.8       04/30/2010
Citigroup ...........       AA/Aa2/AA         18,522       9.8       34.20       633,452       7.9       06/30/2015
Medicinova, Inc. ....       Not Rated         16,609       8.8       39.60       657,716       8.2       02/29/2008
                                             -------      ----                ----------      ----
TOTAL ...............                        135,265      71.9%               $5,915,610      73.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF                                       CUMULATIVE
                      LEASES    EXPIRING     % OF     CUMULATIVE   % OF TOTAL    BASE RENT
YEAR OF EXPIRATION   EXPIRING      SF      TOTAL SF    TOTAL SF        SF         EXPIRING
------------------   --------   --------   --------   ----------   ----------   -----------

2007 ............        1         2,410      1.3%        2,410        1.3%      $   98,328
2008 ............        8        28,127     14.9        30,537       16.2       $1,165,628
2009 ............       10        69,582     37.0       100,119       53.2       $3,308,157
2010 ............        8        47,702     25.3       147,821       78.5       $1,947,553
2011 ............        4        11,819      6.3       159,640       84.8       $  464,378
2015 ............        1        18,522      9.8       178,162       94.7       $  633,452
Vacant ..........       --        10,070      5.3       188,232      100.0%              --
                       ---       -------    -----
TOTAL ...........       32       188,232    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       54

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 71.9% of the net rentable square feet, are:

o    HELLER EHRMAN (not rated) occupies 55,565 square feet (29.5% of square footage, 34.7% of rental income) under seven and eight-year leases expiring on February 28, 2009. The current rental rate per square foot is $50.27.
     There is one 5-year option to extend the lease with the rental rate per square foot determined at the then fair market. Heller Ehrman is a full service law firm with more than 700 attorneys and professionals working in
     38 practice areas in 13 offices in the United States, Beijing, Hong Kong,
     London and Singapore. Heller Ehrman specializes in antitrust, corporate securities, intellectual property, and mergers and acquisitions.

o    FISH & RICHARDSON (not rated) occupies 44,569 square feet (23.7% of square footage, 22.8% of rental income) under eight, nine, and ten-year leases all expiring on April 30, 2010. The current blended rental rate per square foot of $41.08 is constant during the remaining lease term on 29,604 square feet and increases annually by approximately 3% on the remaining 14,965 square feet. There are two 5-year options to extend the lease with the rental rate per square foot determined at the then fair market rental rate. Fish &
     Richardson is a law firm with more than 425 lawyers located in 11 offices nationwide and one office located in Munich, Germany. Fish & Richardson specializes in intellectual property, litigation and corporate law.

o    CITIGROUP (NYSE: "C") (rated "AA" by Fitch, "Aa2" by Moody's and "AA" by
     S&P) occupies 18,522 square feet (9.8% of square footage, 7.9% of rental income) under a ten-year lease extension period expiring on June 30, 2015.
     The current rental rate per square foot of $34.20 increases annually by
     $1.20. There is one 5-year option remaining to extend the lease with the rental rate per square foot determined at the then fair market rental rate.
     Citigroup is a multi-bank holding company providing various financial services to customers in the United States and internationally. The Global
     Consumer segment of Citigroup offers banking, lending, insurance and investment services through a network of 8,140 branches, approximately
     19,100 automated teller machines, 708 automated lending machines and the internet. The Corporate and Investment Banking segment provides investment banking and advisory services, debt and equity trading, institutional brokerage, foreign exchange, structured products, derivatives, lending, cash management and trade finance for corporations and financial institutions, custody and fund services to insurance companies and pension funds, clearing services to intermediaries, and depository and agency/trust services to multinational corporations and governments. The Global Wealth
     Management segment of Citigroup provides investment advice, financial planning and brokerage services to affluent individuals, companies and non-profits, and wealth management services for high net worth clients. As of the fiscal year ended December 31, 2006, Citigroup reported revenue of approximately $146.6 billion, net income of $21.5 billion and stockholder equity of $119.8 billion.

o    MEDICINOVA, INC. ( NASDAQ "MNOV") (not rated) occupies four spaces for a total of 16,609 square feet (8.8% of square footage, 8.2% of rental income)
     under three and four-year lease terms all expiring on February 29, 2008.
     The current rental rate per square foot of $39.60 is constant during the remaining lease term. There is one 3-year option to extend the lease with the rental rate per square foot determined at the then fair market.
     Medicinova, Inc. is a biopharmaceutical company that acquires well characterized small-molecule drugs through strategic alliances with international pharmaceutical companies and accelerates their development in a diversified portfolio of therapeutic product candidates targeting significant disease markets. Medicinova's pipeline, which includes six compounds in clinical testing, targets a variety of prevalent medical conditions, including multiple sclerosis, status asthmaticus, asthma, insomnia, cancer, preterm labor, urinary incontinence and thrombotic disorders.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       55

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Smith Barney Building Mortgage Loan is a $99.6 million, 126-month fixed rate loan secured by a first mortgage on a suburban office building located in San Diego, San Diego County, California. The Smith Barney Building
     Mortgage Loan is interest only for the entire loan term, matures on October
     1, 2017 and accrues interest at an annual rate, rounded to three decimals, of 5.605%.

THE BORROWER:

o    The Smith Barney Building Borrower is 4350 La Jolla Village LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Smith Barney Building
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by SD Diversified LLC. Through a series of intermediate ownership levels, equity ownership of the Smith Barney
     Building Borrower is ultimately held by The Irvine Company LLC.

o    Incorporated in 1894, The Irvine Company LLC is a 140-year old privately held real estate investment company that creates master-planned communities in Orange County, California. The Irvine Ranch, the largest master-planned urban community in the United States is comprised of approximately 93,000 acres, represents nearly one-fifth of Orange County's total land area and contains portions of seven cities, including the entire City of Irvine. The
     Irvine Ranch also includes portions of the California cities of Newport
     Beach, Tustin, Orange, Laguna Beach and Anaheim, plus unincorporated land in Orange County. The Irvine Company LLC's land and property holdings are principally located in Orange County, however, it also owns California property in Los Angeles, San Diego and Silicon Valley.

THE PROPERTY:

o    The Smith Barney Building Mortgaged Property consists of a fee simple interest in a suburban office building built in 1986. The 10-story improvements contain 188,232 net rentable square feet and are situated on
     1.29 acres.

o    The Smith Barney Building is fully sprinklered with a high-rise life safety fire alarm system. The Smith Barney Building Mortgaged Property has 129 parking spaces located in a subterranean parking garage and 799 parking spaces located in adjacent parking structures for a total of 928 spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet.

o    San Diego, California is the home port of the United States Navy's Pacific
     Fleet and is a major naval flight and marine training center. Attractions, such as the San Diego Zoo, Wild Animal Park, Old Town, Sea Port Village,
     Sea World and local beaches, support the local tourism industry. The Smith
     Barney Building Mortgaged Property is located one mile east of I-5 (San
     Diego Freeway), the principal interstate freeway in Southern California providing access to Los Angeles and Orange County to the north and San
     Diego to the south.

o    The Smith Barney Building Borrower is generally required at its sole cost and expense to keep the Smith Barney Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Smith Barney Building Borrower is required under the related loan documents, to obtain insurance against perils and acts of terrorism;
     provided that the Smith Barney Building Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium not to exceed $17,140 (plus 2.54% on each anniversary of the closing date of the Smith Barney Building Mortgage Loan, after the first anniversary) per annum or, in the alternative, a guaranty from an entity acceptable to the mortgagee, in its reasonable discretion, that would provide coverage substantially similar to the terrorism insurance noted above.

PROPERTY MANAGEMENT:

o    The Irvine Company, LLC manages the Smith Barney Building Mortgaged
     Property. The Irvine Company, LLC's portfolio includes approximately 400 office buildings, 40 retail centers, 90 apartment communities, two hotels, five marinas and three golf clubs.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       56

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $10,700,000 Note B held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Smith Barney Building Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) a permitted mezzanine lender originates such mezzanine financing; (b) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; and (c) the amount of such mezzanine loan, when added to the outstanding principal balance of the Smith Barney Building Mortgage Loan, must result in a loan-to-value ratio less than or equal to 90% and a debt service coverage ratio greater than or equal to 1.15x.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       57

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SMITH BARNEY BUILDING
--------------------------------------------------------------------------------

                     [MAP OF SMITH BARNEY BUILDING OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       58

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                708 THIRD AVENUE
--------------------------------------------------------------------------------

                     [4 PHOTOS OF 708 THIRD AVENUE OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       59

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                708 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL PRINCIPAL BALANCE:          $72,000,000
FIRST PAYMENT DATE:                  July 1, 2007
TERM/AMORTIZATION:                   180/360 months
INTEREST ONLY PERIOD:                60 months
MATURITY DATE:                       June 1, 2022
EXPECTED MATURITY BALANCE:           $60,998,102
BORROWING ENTITY:                    708 Third Avenue Associates,
                                     LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance: 177
                                     payments
                                     Open: 3 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:            Yes
   TI/LC RESERVE:                    $1,000,000
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:            Yes
   REPLACEMENT RESERVES:             $4,339
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $72,000,000
CUT-OFF DATE LTV:                    59.3%
MATURITY DATE LTV:                   50.2%
UNDERWRITTEN DSCR:                   1.01x
MORTGAGE RATE:                       5.903%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            New York, New York
YEAR BUILT/RENOVATED:                1931/2005
NET RENTABLE SQUARE FEET:            347,113
CUT-OFF BALANCE PER SF:              $207
OCCUPANCY AS OF 12/04/2007:          91.7%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Oestreicher Properties, Inc.
UNDERWRITTEN NET CASH FLOW:          $5,177,840
APPRAISED VALUE:                     $121,500,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       60

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                708 THIRD AVENUE
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR      FULL YEAR
                                 (12/31/2004)   (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------   ------------

Effective Gross Income .......    $11,369,966    $11,160,324    $11,129,154    $12,747,122
Total Expenses ...............    $ 7,702,010    $ 8,320,109    $ 8,771,683    $ 6,939,047
Net Operating Income (NOI) ...    $ 3,667,956    $ 2,840,215    $ 2,357,471    $ 5,808,075
Cash Flow (CF) ...............    $ 3,667,956    $ 2,840,215    $ 2,357,471    $ 5,177,840
DSCR on NOI ..................           0.72x          0.55x          0.46x          1.13x
DSCR on CF ...................           0.72x          0.55x          0.46x          1.01x

                              TENANT INFORMATION(1)

                                     RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                     FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
-----------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

D.J.E. Capital Inc. .........       Not Rated         35,000      10.1      $29.50    $1,032,500        8.1%     12/31/2021
Institute for International
   Research .................       Not Rated         34,020       9.8      $32.00     1,088,640        8.5      04/30/2013
Medialink Worldwide Inc. ....       Not Rated         33,595       9.7      $38.00     1,276,610       10.0      09/30/2010
Venture Direct Worldwide ....       Not Rated         15,000       4.3      $38.00       570,000        4.5      11/30/2016
                                                     -------      ----                ----------       ----
TOTAL .......................                        117,615      33.9                $3,967,750       31.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING        SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
------------------   -------------   --------   --------   ----------   -------------   ----------

MTM ..............         10          25,924       7.5       25,924          7.5       $1,031,293
2007 .............          1           3,012       0.9       28,936          8.3       $  120,480
2008 .............          9          25,270       7.3       54,206         15.6       $  834,821
2009 .............          8          25,135       7.2       79,341         22.9       $  830,705
2010 .............         12          56,643      16.3      135,984         39.2       $1,923,146
2011 .............          6          20,317       5.9      156,301         45.0       $  705,237
2012 .............          5          10,982       3.2      167,283         48.2       $  428,501
2013 .............          5          42,899      12.4      210,182         60.6       $1,372,768
2014 .............          2           7,030       2.0      217,212         62.6       $  224,960
2015 .............          6          23,195       6.7      240,407         69.3       $  866,564
2016 .............          2          25,045       7.2      265,452         76.5       $  921,575
2017 .............          1           6,600       1.9      272,052         78.4       $  290,400
2018 .............          1           4,250       1.2      276,302         79.6       $  170,000
2020 .............          1           5,721       1.6      282,023         81.2       $  200,200
2021 .............          4          39,224      11.3      321,247         92.5       $1,220,491
Vacant ...........         --          25,866       7.5      347,113           --               --
                          ---         -------     -----
TOTAL ............         73         347,113     100.0                     100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       61

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                708 THIRD AVENUE
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 33.9% of the total net rentable square feet, are:

o    D.J.E. CAPITAL INC. (not rated) occupies space under two leases for a total of 35,000 square feet (10.1% of square footage, 8.1% of rental income)
     under terms ranging from 17 to 18 years, both expiring on December 31,
     2021. The current blended rental rate is $29.50 per square foot. D.J.E.
     Capital Inc. operates executive suites on a short term basis for its clients. D.J.E. Capital Inc. was formed in 1999 and has been occupying space on the 5th and 6th floor of 708 Third Avenue for more than three years. Occupancy is currently 100%.

o    INSTITUTE FOR INTERNATIONAL RESEARCH (Informa Group, LN: "INF") (not rated)
     occupies three spaces for a total of 34,020 square feet (9.8% of square footage, 8.5% of rental income) under a ten-year lease expiring on April
     30, 2013. The current rental rate is $32.00 per square foot. There is one
     5-year option to renew the lease with the rental rate per square foot determined at 90% of the then fair market. Institute for International
     Research provides information to academic, scientific, professional and commercial communities via publishing and events. Institute for
     International Research coordinates and hosts nearly 200 annual events across the country. Institute for International Research is a subsidiary of
     Informa Group Plc, a publicly traded company based in the United Kingdom.
     Informa Group Plc specializes in the distribution of information for the biomedical, pharmaceutical, financial, insurance, telecommunications, media, transport, energy and legal sectors, making up a total of approximately 2,000 publications. Informa Group Plc has 150 offices located in 40 countries. As of the fiscal year ended December 31, 2006, Informa
     Group Plc reported revenue of approximately (pounds sterling)1.04 billion, net income of (pounds sterling)67.8 million and stockholder equity of
     (pounds sterling)932.0 million.

o    MEDIALINK WORLDWIDE INC. (NASDAQ: "MDLK") (not rated) occupies three spaces for a total of 33,595 square feet (9.7% of square footage, 10.0% of rental income) under two lease terms ranging from 11 to 12 years, both expiring on
     September 30, 2010. The current rental rate is $38.00 per square foot.
     Medialink Worldwide Inc. provides media communications services to corporations and other organizations worldwide. Medialink Worldwide Inc.
     offers a range of video and audio consultation, production, electronic storage, distribution and monitoring services to assist clients as well as production services, including scripting, recording, editing and narration.
     As of the fiscal year ended September 30, 2007, Medialink Worldwide Inc.
     reported revenue of approximately $33.8 million and stockholder equity of
     $18.3 million.

o    VENTURE DIRECT WORLDWIDE (not rated) occupies 15,000 square feet (4.3% of square footage, 4.5% of rental income) under a ten-year lease expiring on
     November 30, 2016. The current rental rate of $38.00 per square foot increases to $40.00 in lease years six through ten. There is one 5-year renewal option with the rental rate per square foot determined at the then fair market. Venture Direct Worldwide provides print and online marketing services, as well as list services for insert and mailing list programs.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       62

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                708 THIRD AVENUE
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 708 Third Avenue Mortgage Loan is a $72.0 million, 15-year fixed rate loan secured by a first mortgage on a central business district office building located in New York, New York. The 708 Third Avenue Mortgage Loan
     is interest only for the first five years of the loan term, matures on June
     1, 2022 and accrues interest at an annual rate of 5.903%.

THE BORROWER:

o    The 708 Third Avenue Borrower is 708 Third Avenue Associates, LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the 708 Third
     Avenue Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership in the 708 Third Avenue Borrower is held 100% by the
     Estate of Leonard Marx Sr. The borrower principal for the 708 Third Avenue
     Mortgage Loan is Merchants' National Properties, Inc., a Delaware
     corporation.

o    Merchants' National Properties, Inc. is a privately held company founded in
     1929 as a joint venture between Charles Merrill and Edmund Lynch.
     Merchants' National Properties, Inc. has equity interests in approximately
     45 properties primarily located within 500 miles of New York City.

THE PROPERTY:

o    The 708 Third Avenue Mortgaged Property consists of a fee simple interest in a central business district 35-story office building constructed in
     1931. The improvements contain 347,113 net rentable square feet and are situated on 0.39 acres. The 708 Third Avenue Mortgaged Property is currently occupied by 62 tenants under leases ranging in size from 188 to
     35,000 square feet including three retail tenants (4,164 square feet)
     located at street level. Ten passenger elevators and two freight elevators serve the building.

o    The 708 Third Avenue Mortgaged Property is located in the Midtown office submarket at the corner of Third Avenue and East 44th Street. The neighborhood includes attractions, such as Radio City Music Hall,
     Rockefeller Center and St. Patrick's Cathedral and Grand Central Station.
     Land uses in the immediate area consist of Class "A" and Class "B" office buildings, upscale retail, restaurants, hotels and mid to high-rise residential buildings. Access to the neighborhood is primarily provided by the 4, 5, 6, S and 7 subway trains and Metro North via Grand Central
     Station, located one block west of the 708 Third Avenue Mortgaged Property.

o    The 708 Third Avenue Borrower is generally required at its sole cost and expense to keep the 708 Third Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The 708 Third Avenue Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the 708 Third
     Avenue Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $100,000.

PROPERTY MANAGEMENT:

o    Oestreicher Properties, Inc. manages the 708 Third Avenue Mortgaged
     Property. Oestreicher Properties, Inc. is a third party independent company founded in 1927 and headquartered in New York City that currently manages four office properties containing a total of approximately 1.0 million square feet located in New York City.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 708 Third Avenue Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing;
     (b) a permitted mezzanine lender originates such mezzanine financing; (c)
     the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the
     708 Third Avenue Mortgage Loan, must result in a loan-to-value ratio less than or equal to 75% and a debt service coverage ratio greater than or equal to 1.20x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the 708 Third Avenue
     Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       63

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                708 THIRD AVENUE
--------------------------------------------------------------------------------

                        [MAP OF 708 THIRD AVENUE OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       64

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

                  [4 PHOTOS OF GREEN OAK VILLAGE PLACE OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       65

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL NOTE A PRINCIPAL
   BALANCE:                          $70,400,000
FIRST PAYMENT DATE:                  February 1, 2007
TERM/AMORTIZATION:                   120/360 months
INTEREST ONLY TERM:                  60 months
MATURITY DATE:                       January 1, 2017
EXPECTED NOTE A MATURITY
   BALANCE:                          $65,441,870
BORROWING ENTITY:                    Green Oak Village Place I, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance: 114 payments
                                     Open: 6 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:            Yes
   TI/LC RESERVE:                    $3,392,306
   RENT RESERVE:                     $200,167
   CO-TENANCY RESERVE:               $425,000
   HOLDBACK:                         $6,000,000
ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE:            Yes
ADDITIONAL DEBT:                     $4,600,000 Note B
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)   DSCR Reserve funds will be released if the the Green Oak Village Place
      Mortgaged Property achieves an UW DSCR of 1.15x; provided, however, such release may only occur prior to March 2010.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $75,000,000
NOTE A CUT-OFF DATE BALANCE:         $70,400,000
NOTE B CUT-OFF DATE BALANCE(1):      $4,600,000

                                     Whole Loan   Whole Loan
                                     (excluding   (including
                                       Note B)      Note B)
                                     ----------   ----------
CUT-OFF DATE LTV:                       67.8%        72.6%
MATURITY DATE LTV:                      68.9%        73.6%
UNDERWRITTEN DSCR(2):                   1.15x        1.05x
MORTGAGE RATE(3):                      5.435%       5.628%
--------------------------------------------------------------------------------

(1)  The Note B is not part of the Trust Fund.

(2)  Underwritten DSCR is based upon a monthly debt service calculation that is net of the $6,000,000 holdback.

(3)  Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Brighton, Michigan
YEAR BUILT/RENOVATED:                2005/NAP
NET RENTABLE SQUARE FEET:            315,094
CUT-OFF BALANCE PER SF:              $223
OCCUPANCY AS OF 11/01/2007:          88.8%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 REDICO Management, Inc.
UNDERWRITTEN NET CASH FLOW:          $5,004,964
APPRAISED VALUE:                     $95,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       66

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                 UNDERWRITTEN
                                 ------------
Effective Gross Income .......    $8,225,996
Total Expenses ...............    $3,049,047
Net Operating Income (NOI) ...    $5,176,948
Cash Flow (CF) ...............    $5,004,964
DSCR on NOI(1) ...............          1.19x
DSCR on CF(1) ................          1.15x

(1)  DSCR is based upon a monthly debt service calculation that is net of the
     $6,000,000 holdback.

                              TENANT INFORMATION(1)

                                 RATINGS        TOTAL   % OF
                             FITCH/MOODY'S/    TENANT   TOTAL               POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                        S&P           SF      SF     RENT PSF      RENT         RENT       EXPIRATION
-------------------------   ---------------   -------   -----   --------   ----------   -----------   ----------

Dick's Sporting Goods ...      Not Rated       50,000   15.9%    $11.00    $  550,000       8.3%      01/31/2017
Barnes & Noble ..........      Not Rated       27,000    8.6     $ 9.87       266,490       4.0       02/28/2017
DSW Shoes ...............      Not Rated       20,001    6.3     $12.50       250,013       3.8       01/31/2017
Old Navy ................     BB+/Ba1/BB+      16,800    5.3     $15.00       252,000       3.8       01/31/2012
                                              -------   ----               ----------      ----
TOTAL ...................                     113,801   36.1%              $1,318,503      19.9%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF
                      LEASES    EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION   EXPIRING      SF      TOTAL SF    TOTAL SF     OF TOTAL SF     EXPIRING
------------------   --------   --------   --------   ----------   ------------   ----------

2011 .............       3         8,496      2.7%        8,496         2.7%      $  230,802
2012 .............       9        43,010     13.6        51,506        16.3%      $  932,264
2013 .............       1         5,396      1.7        56,902        18.1%      $  172,672
2016 .............      11        45,746     14.5       102,648        32.6%      $1,240,428
2017 .............      17       162,966     51.7       265,614        84.3%      $2,689,566
2021 .............       1         5,913      1.9       271,527        86.2%      $  228,000
2026 .............       1         8,000      2.5       279,527        88.7%      $  165,040
Vacant ...........      --        35,567     11.3       315,094       100.0%              --
                       ---       -------    -----
TOTAL ............      43       315,094    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       67

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 36.1% of the total net rentable square feet, are:

o    DICK'S SPORTING GOODS (NYSE: "DKS") (not rated) occupies 50,000 square feet
     (15.9% of square feet, 8.3% of income) under a 10-year lease expiring
     January 1, 2017 with three 5-year renewal options. The lease provides for base rent of $11.00 per square foot with rate increases of $0.50 per square foot every five years including the renewal periods. Dick's Sporting Goods,
     Inc. operates as a sporting goods retailer in the United States offering athletic apparel, outerwear and sportswear; footwear products consisting of athletic shoes, boots, socks and accessories; fitness equipment, such as treadmills, elliptical trainers, stationary bicycles, home gyms, free weights and weight benches; sporting goods for various team and individual sports; family recreation goods, such as lawn games and table games; and
     outdoor recreation products, such as hunting products, fishing gear, camping equipment and accessories. As of February 3, 2007, Dick's Sporting
     Goods, Inc. operated 294 stores in the eastern half of the United States.
     Dick's Sporting Goods, Inc. was founded by Richard Dick Stack in 1948 and is headquartered in Pittsburgh, Pennsylvania. According to financial reports dated February 3, 2007, Dick's Sporting Goods, Inc. reported revenue of approximately $3.1 billion, net income of $112.6 million and stockholder equity of $620.6 million.

o    BARNES & NOBLE (NYSE: "BKS") (not rated) occupies 27,000 square feet (8.6%
     of square feet, 4.0% of income) under a 10-year lease expiring February 28,
     2017 with two 5-year renewal options. The lease provides for a base rent of
     $9.87 per square foot for the first ten years of the lease and rate increases of $1.00 per square foot for each of the renewal periods. Barnes
     & Noble, Inc. operates as a bookseller in the United States under the trade names Barnes & Noble Booksellers and B. Dalton Bookseller. These stores sell trade books, such as hardcover and paperback consumer titles; mass market paperbacks, including mystery, romance, science fiction, and other popular fiction; children's books; bargain books; magazines; and music and movies. Barnes & Noble, Inc. also sells books, music and movies, used books, gifts, educational games and toys and video games through its website (www.barnesandnoble.com) and also offers content features, such as audio and video author interviews, online reading groups, third-party reviews, first chapters and table of contents, music clips, and video trailers. In addition, Barnes & Noble, Inc., through its subsidiaries, publishes general trade books in various categories, including mind enhancement, puzzles and games, crafts, home repair and remodeling, woodworking, photography, and wines and spirits; and operates seasonal kiosks. As of August 29, 2007, Barnes & Noble, Inc. operates 792 bookstores in 50 states and is based in New York, New York. According to financial reports dated February 3, 2007, Barnes & Noble, Inc. reported revenue of approximately $5.26 billion, net income of $150.5 million and stockholder equity of $1.16 billion.

o    DSW SHOES (NASDAQ: "DSW") (not rated) occupies 20,001 square feet (6.3% of square feet, 3.8% of income) under a 10-year lease expiring January 31,
     2017 with four 5-year renewal options. The lease provides for a base rent of $12.50 per square foot with a rate increase of $0.50 per square foot at the end of the first five years and rate increases of $1.00 per square foot for each of the renewal periods. The tenant is required to pay a percentage rent of 2% of gross sales in excess of the number obtained by dividing the base rent by 0.04. DSW Inc. distributes and retails branded footwear in the
     United States and offers a selection of brand name and designer dress, casual and athletic footwear for men and women as well as a complementary selection of handbags, hosiery and other accessories. In addition, DSW Inc.
     operates leased shoe departments for three nonaffiliated retailers and one affiliated retailer. As of February 3, 2007, DSW Inc. operated 223 stores located in 35 states. DSW Inc. was incorporated in 1969 as Shonac
     Corporation, but changed its name to DSW Inc. in 2005. DSW Inc. is headquartered in Columbus, Ohio, and is a subsidiary of Retail Ventures,
     Inc. According to financial reports dated February 3, 2007, DSW Inc.
     reported revenue of approximately $1.28 billion, net income of $65.5 million and stockholder equity of $374.6 million.

o    OLD NAVY (NYSE: "GPS") (The Gap, Inc. rated "BB+" by Fitch, "Ba1" by
     Moody's and "BB+" by S&P) occupies 16,800 square feet (5.3% of square feet,
     3.8% of income) under a 5-year lease expiring January 31, 2012 with three
     5-year renewal options. The lease provides for a base rent of $15.00 per square foot for the initial lease term and an increase of $1.00 per square foot during the renewal periods. Old Navy operates a chain of about 1,000 family clothing stores in North America, offering items under its own brand name at discounted prices. Products include men's, women's, and children's apparel and accessories. Founded in 1994, Old Navy is a division of The
     Gap, Inc. The Gap, Inc. operates as a specialty retailing company primarily in the United States operating retail and outlet stores that sell casual apparel, accessories and personal care products for men, women, and children under the Gap, Old Navy, Banana Republic, and Forth & Towne brands. The Gap, Inc. provides a range of products, including denim, khakis, and T-shirts, fashion apparel, shoes, accessories, intimate apparel and personal care products. As of February 3, 2007, The Gap, Inc. operates approximately 3,131 stores in the United States, Canada, the United
     Kingdom, France, and Japan. The Gap, Inc. was co-founded by Doris F. Fisher and Donald G. Fisher in 1969 and is headquartered in San Francisco,
     California. According to financial reports dated February 3, 2007, The Gap,
     Inc. reported revenue of approximately $15.94 billion, net income of $778.0 million and stockholder equity of $5.17 billion.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       68

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Green Oak Village Place Mortgage Loan is a $70.4 million, ten-year fixed rate loan secured by a first mortgage on a retail center located in
     Brighton, Livingston County, Michigan. The Green Oak Village Place Mortgage
     Loan is interest-only for the first five years, matures on January 1, 2017 and accrues interest at an annual rate, rounded to three decimals, of
     5.435%.

THE BORROWER:

o    The Green Oak Village Place Borrower is Green Oak Village Place I, LLC, a
     Michigan limited liability company and special purpose bankruptcy remote entity with at least one independent director for which the Green Oak
     Village Place Borrower's legal counsel has delivered a non-consolidation opinion. The Green Oak Village Place Borrower is Green Oak Village Place I,
     LLC, a Michigan limited liability company and special purpose bankruptcy remote entity with at least one independent director for which the Green
     Oak Village Place Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held by Green Oak Village
     Place, LLC MI LLC (99.0%) and Green Oak Place Manager, Inc. (1.0%). Equity
     ownership in Green Oak Place Manager, Inc. is held by RED-Green Oak, LLC
     (30%), Stern Family IV LLC (15%), Alrae Holding Company LLC (15%), and Lee
     Road LLC (40%). RED-Green Oak, LLC is a Michigan limited liability company with Sosnick GP, Inc. as manager and Dale Watchowski as president. Stern
     Family IV, L.L.C. is a Michigan limited liability company with Daniel L.
     Stern as Manager. Alrae Holding Company, L.L.C. is a Michigan limited liability company with Chris Brochert as Manager. Lee Road, LLC is a
     Michigan limited liability company with William G. Clark as Manager.

o    The borrower sponsors for the Green Oak Village Place Mortgage Loan are the
     Sosnick Family Limited Partnership, Daniel L. Stern, Christopher G.
     Brochert and William Clark. The Sosnick Family Limited Partnership is
     comprised of the family members of the founder of REDICO. Daniel L. Stern and Christopher Brochert are principals in the Lormax Stern Company, a
     Michigan based real estate development company. William Clark is the CEO of
     Quadrants, Inc, a full service construction and development company, started in 1983. Annual sales are approximately $40 million.

THE PROPERTY:

o    The Green Oak Village Place Mortgaged Property consists of a fee simple interest in a suburban retail shopping center with 11 one-story buildings, including three pad sites, built in 2005. Green Oak Village Place Mortgaged
     Property improvements contain a total of 315,094 net rentable square feet and are situated on 43.3 acres.

o    The Green Oak Village Place Mortgaged Property is the first phase of a
     491,285 square foot lifestyle center known as Green Oak Village Place. The
     Green Oak Village Place Mortgaged Property is anchored by Dick's Sporting
     Goods, Barnes & Noble, DSW Shoes and Old Navy and contains a total of 43 in-line tenants. Phase II contains a 100,000 square foot JC Penney that opened in March 2007 which also anchors the property. Parking consists of
     2,457 spaces for Phase I and Phase II.

o    The Green Oak Village Place Mortgaged Property is located approximately 38 miles northwest of the Detroit central business district at the intersection of Interstate 96 and U.S. Highway 23 (US-23). Primary access to the Green Oak Village Place Mortgaged Property is provided by US-23, a major north/south multi-lane thoroughfare that provides access to Flint,
     Michigan to the north and Ann Arbor, Michigan to the south and I-96, one of two major east/west arterials in the Detroit, Michigan metropolitan statistical area. The five-mile radius surrounding the Green Oak Village
     Place Mortgaged Property includes a population of 51,208 in 18,927 households with an average household income of $100,341 per year as of
     2006. Land uses around the neighborhood are primary residential with commercial retail. In addition to the Green Oak Village Place Mortgaged
     Property, the immediate area has a 500,000 square foot shopping center anchored by Costco and Kohl's known as Shoppes at Green Oak.

o    The Green Oak Village Place Borrower is generally required at its sole cost and expense to keep the Green Oak Village Place Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Green Oak Village Place Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the
     Green Oak Village Place Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000 per year.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       69

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                            GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    The Green Oak Village Place Mortgaged Property is managed by REDICO
     Management, Inc., a borrower related entity. REDICO Management, Inc. is a full-service commercial real estate development, investment and management company based in Southfield, Michigan that was founded in 1967 and is active in the Troy, Michigan, Southfield, Michigan and Detroit, Michigan
     markets. Currently, REDICO Management, Inc. manages over 13 million square feet of office, industrial, retail and other types of properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $4,600,000 Note B held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       70

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             GREEN OAK VILLAGE PLACE
--------------------------------------------------------------------------------

                    [MAP OF GREEN OAK VILLAGE PLACE OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       71

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                    VISCONTI
--------------------------------------------------------------------------------

                         [5 PHOTOS OF VISCONTI OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       72

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                    VISCONTI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL PRINCIPAL BALANCE:          $64,500,000
FIRST PAYMENT DATE:                  March 1, 2007
TERM/AMORTIZATION:                   60/0 months
INTEREST ONLY PERIOD:                60 months
MATURITY DATE:                       February 1, 2012
EXPECTED MATURITY BALANCE:           $64,500,000
BORROWING ENTITY:                    Palmer/Third Street
                                     Properties, L.P.
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     57 payments
                                     Open: 3 payments
UP-FRONT RESERVES:
   TAX RESERVE:                      Yes
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                      Yes
   REPLACEMENT RESERVE:              $5,148
FUTURE MEZZANINE DEBT:               Yes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $64,500,000
CUT-OFF DATE LTV(1):                 56.1%
MATURITY DATE LTV:                   56.1%
UNDERWRITTEN DSCR:                   1.33x
MORTGAGE RATE:                       5.574%
--------------------------------------------------------------------------------

(1)  Based on an "as-is" value. Based on an "as-stabilized" value of 120,000,000 as of December 31, 2007 the Cut-off Date LTV is 53.8%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Garden
LOCATION:                            Los Angeles, California
YEAR BUILT/RENOVATED:                2006/NAP
UNITS:                               297
CUT-OFF BALANCE PER UNIT:            $217,172
OCCUPANCY AS OF 10/01/2007:          91.6%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Western National Property
                                     Management
UNDERWRITTEN NET CASH FLOW:          $4,860,734
APPRAISED VALUE:                     $115,000,000
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                 TRAILING 3 MONTHS ANNUALIZED
                                         (09/30/2007)           UNDERWRITTEN
                                 ----------------------------   ------------
Effective Gross Income .......            $7,493,912             $7,971,303
Total Expenses ...............            $2,231,040             $3,043,744
Net Operating Income (NOI) ...            $5,262,872             $4,927,559
Cash Flow (CF) ...............            $5,235,040             $4,860,734
DSCR on NOI ..................                  1.44x                  1.35x
DSCR on CF ...................                  1.44x                  1.33x

                             OPERATIONAL STATISTICS

                             STUDIO   1 BEDROOM   2 BEDROOM
                             ------   ---------   ---------
Number of Units ..........        5         35        257
Average Rent .............   $1,705     $1,838     $2,398
Average Unit Size (SF) ...      524        674      1,002

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       73

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                    VISCONTI
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Visconti Mortgage Loan is a $64.5 million, five-year fixed rate loan secured by a first mortgage on a five-story luxury apartment complex located in Los Angeles, California. The Visconti Mortgage Loan is interest only for the entire loan term, matures on February 1, 2012 and accrues interest at an annual rate of 5.574%.

THE BORROWER:

o    The Visconti Borrower is Palmer/Third Street Properties, L.P. a California
     limited partnership and single purpose, bankruptcy remote entity, having at least two independent directors for which a non-consolidation opinion has been provided by the Visconti Borrower's legal counsel. Equity ownership in the Visconti Borrower is held by Geoffrey H. Palmer, as a limited partner
     (97%), Visconti LLC, a Delaware limited partnership as general partner, having Geoffrey H. Palmer as its sole member (2%), and Malibu Consulting
     Corp., a California corporation, as a limited partner (1%). The borrower principal for the Visconti Mortgage Loan is Geoffrey H. Palmer.

o    Geoffrey H. Palmer has been active in developing multifamily properties since 1975 through his company, G.H. Palmer Associates. G.H. Palmer
     Associates is a diversified real estate company involved in the acquisition of residential, commercial and industrial properties. G.H. Palmer
     Associates currently owns a multifamily portfolio of more than 7,800 units located throughout Southern California.

PROPERTY:

o    The Visconti Mortgaged Property consists of a fee simple interest in a
     297-unit, apartment building/complex constructed in 2006/2007. The five-story, Class "A" improvements contain 283,656 net rentable square feet, with an additional 10,868 square feet of ground floor retail space situated on a 2.85 acre site. The apartment unit mix consists of five-studio units, 35-one bedroom/one bath units, and 257 two-bedroom/two bath units. The units range in size from 524 square feet to 1,976 square feet.

o    The Visconti Mortgaged Property unit amenities include a stainless steel self-cleaning oven with gas range, dishwasher, frost-free refrigerator with icemaker and built-in microwave, garbage disposal, marble and granite countertops, full size stackable washer/dryer unit, nine foot ceilings,
     Italian marble bath vanities, walk-in closets, wireless internet, individual security monitoring system, central air conditioning and heating, cable and satellite TV ready and a balcony/patio.

o    The Visconti Mortgaged Property project amenities include concierge services and a 24-hour doorman, a junior Olympic-size pool, fitness center, sauna, recreation room with full bar and kitchen facilities, yoga/dance studio, spa and steam room, tanning room, massage table rooms, business center with conference room, study library with internet access, gardens and courtyards and a neighboring open park. There are four elevators and
     1,130 parking spaces (one space per tenant on a per bedroom basis)
     contained in a seven story above/below grade parking garage.

o    The Visconti Mortgaged Property is located in the northwestern section of the central business district of Los Angeles, California parallel to the
     Harbor (110) Freeway and north of the Santa Monica Freeway (Interstate 10).
     The Visconti Mortgaged Property's location provides the property with excellent visibility and accessibility to the primary employment center
     (downtown) and exposure to most of the area's major freeways. The immediate area is surrounded by a mix of commercial uses including street level retail, multi-family residential use and various parking structures.

o    The Visconti Borrower is generally required at its sole cost and expense to keep the Visconti Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk policy.

o    The Visconti Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the Visconti Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000.

PROPERTY MANAGEMENT:

o    The Visconti Mortgaged Property is managed by Western National Property
     Management. Western National Property Management, founded in 1964, is the real estate management arm of Western National Group, a privately owned family of companies with expertise in multifamily development, construction, asset management, property management, and ancillary services. Western National Property Management currently oversees the management of over 28,000 residential units valued at more than $3 billion, with annual revenues exceeding $260 million.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       74

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                    VISCONTI
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Visconti Borrower is permitted, on a one-time basis, to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Visconti Mortgage Loan, must result in a loan-to-value ratio less than or equal to 70% and a debt service coverage ratio greater than or equal to
     1.15x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Visconti Mortgage
     Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       75

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                                    VISCONTI
--------------------------------------------------------------------------------

                            [MAP OF VISCONTI OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       76

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SHERMAN OAKS MARRIOTT
--------------------------------------------------------------------------------

                   [5 PHOTOS OF SHERMAN OAKS MARRIOTT OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       77

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             SHERMAN OAKS MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL PRINCIPAL BALANCE:          $55,000,000
FIRST PAYMENT DATE:                  January 1, 2008
TERM/AMORTIZATION:                   120/360 months
MATURITY DATE:                       December 1, 2017
EXPECTED MATURITY BALANCE:           $47,288,867
BORROWING ENTITY:                    Sherman Oaks Hotel, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     116 payments
                                     Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:            Yes
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:            Yes
   REPLACEMENT RESERVE:              $32,212
FUTURE MEZZANINE DEBT:               Yes
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $55,000,000
CUT-OFF DATE LTV:                    72.9%
MATURITY DATE LTV:                   62.7%
UNDERWRITTEN DSCR:                   1.31x
MORTGAGE RATE:                       6.403%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Hotel
PROPERTY SUB-TYPE:                   Full Service
LOCATION:                            Sherman Oaks, California
YEAR BUILT/RENOVATED:                1966/2005
NO. OF KEYS:                         213
CUT-OFF BALANCE PER KEYS:            $258,216
OCCUPANCY AS OF 10/31/2007:          77.5%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 BAH Management Corp.
U/W NET CASH FLOW:                   $5,409,332
APPRAISED VALUE:                     $75,400,000
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                TRAILING 12
                                   FULL YEAR      FULL YEAR       MONTHS
                                 (12/31/2005)   (12/31/2006)   (10/31/2007)   UNDERWRITTEN
                                 ------------   ------------   ------------   ------------

Effective Gross Income .......    $11,239,729    $12,884,778    $13,426,990    $13,416,870
Total Expenses ...............    $ 6,347,906    $ 7,114,606    $ 7,424,934    $ 7,470,864
Net Operating Income (NOI) ...    $ 4,891,823    $ 5,770,173    $ 6,002,056    $ 5,946,007
Cash Flow (CF) ...............    $ 4,520,423    $ 5,381,339    $ 5,598,365    $ 5,409,332
DSCR on NOI ..................           1.18x          1.40x          1.45x          1.44x
DSCR on CF ...................           1.09x          1.30x          1.36x          1.31x

                             OPERATIONAL STATISTICS

                                                    TRAILING 12
                                                      MONTHS
                                 2005      2006    (10/31/2007)     U/W
                               -------   -------   ------------   -------
Average Daily Rate (ADR) ...   $147.13   $165.91      $172.06     $172.06
Occupancy ..................      77.4%     78.6%        77.5%       77.5%
RevPAR .....................   $113.85   $130.44      $133.42     $133.42
Penetration Rate(1) ........     117.2%    125.7%       115.1%

(1)  RevPar Penetration Rate based on STAR report for October 2007.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       78

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SHERMAN OAKS MARRIOTT
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Sherman Oaks Marriott Mortgage Loan is a $55.0 million, 10-year term loan secured by a first mortgage on a full service hotel located in Sherman
     Oaks, California. The Sherman Oaks Marriott Mortgage Loan matures on
     December 1, 2017 and interest accrues at an annual interest rate of 6.403%.

THE BORROWER:

o    The Sherman Oaks Marriott Borrower is Sherman Oaks Hotel, LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by
     Burbank Partners, LLC, a California limited liability company, which is owned 20% by Wolff Sherman Oaks, LLC, a California limited liability company, managed by Keith M. Wolff, and 80% by numerous investors. Equity ownership in Wolff Sherman Oaks, LLC is held by The Keith Wolff Revocable
     Trust (61.67%), Adam Keller (33.33%) and The Wolff Revocable Trust of 1993
     (5%).

o    The borrower principal for the Sherman Oaks Marriott Mortgage Loan is Lewis
     N. Wolff, Co-Chairman of the Board of Sunstone Hotel Investors, a real estate investment trust, that engages in the ownership, acquisition, sale, management and renovation of hospitality properties. Board of Sunstone
     Hotel Investors owns upscale hotels operating under the Marriott, Hilton,
     InterContinental, Hyatt, Starwood, Carlson and Wyndham brand names. The current portfolio includes 60 hotels containing a total of 17,333 rooms located in 17 states.

THE PROPERTY:

o    The Sherman Oaks Marriott Mortgaged Property consists of a 213-room full-service Courtyard by Marriott hotel built in 1966 and most recently renovated in 2005. The 13-story improvements contain 136,336 net rentable square feet and are situated on 1.26 acres with a three-level parking garage containing 236 spaces, resulting in a parking ratio of 1.1 spaces per room.

o    The full service hotel contains 213 guess rooms which consists of 37 standard king, 122 deluxe king, 25 double queen and 19 one bedroom suites.
     Standard room furnishings include an armoire, nightstands, desk and chair, sofa and coffee table, lamps, pictures and mirrors. Room amenities include remote control television with cable, telephone with voice mail and data ports, wired and wireless high-speed Internet access, a wet bar area with refrigerator and coffee maker, iron and board, hair dryer and balcony.

o    Amenities at the Sherman Oaks Marriott Mortgaged Property include a business center, a 60-seat Courtyard Cafe restaurant, a 44-seat bar/lounge, a sundries shop. The Sherman Oaks Marriott Mortgaged Property is sprinklered, and all rooms and common areas have hard-wired smoke detectors. Other amenities include 15,047 square feet of meeting space,
     24-hour room service, a fitness center, a heated outdoor pool and whirlpool with terrace, guest laundry facility and back-of-the-house facilities.

o    The Sherman Oaks Marriott Property is located in the northwest area of Los
     Angeles, California in the San Fernando Valley, California and is located just west of the intersection of Ventura Boulevard and Sepulveda Boulevard and very near the intersection of Interstate 405 and U.S. Highway 101. The neighborhood surrounding the Sherman Oaks Marriott Mortgaged Property is principally characterized by retail and office and includes the regional training offices of Wells Fargo Bank and Progressive Insurance, the top
     demand generators of the hotel. The Sherman Oaks Galleria, located two blocks east of the Sherman Oaks Marriott Property, is a large, mixed-use development including 300,000 square feet of retail, restaurant, and entertainment uses and 700,000 square feet of office space.

o    The Sherman Oaks Marriott Borrower is generally required at its sole cost and expense to keep the Sherman Oaks Marriott Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The Sherman Oaks Marriot Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, then provided, further, that terrorism insurance is customarily maintained by owners of hotel properties similarly situated to the Sherman Oaks Marriott Mortgaged Property, the Sherman Oaks
     Marriot Borrower is required to obtain terrorism insurance, however the
     Sherman Oaks Marriott Borrower is not required to spend more than $31,246 for terrorism insurance per year.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       79

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             SHERMAN OAKS MARRIOTT
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    The Sherman Oaks Marriott Mortgaged Property is managed by BAH Management
     Corporation, a third party independent company founded in 1967 and headquartered in Los Angeles, California. BAH Management Corporation
     currently manages eight hospitality properties containing a total of approximately 1,600 rooms located in California, Arizona and Louisiana.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Sherman Oaks Marriott Borrower is permitted to incur mezzanine financing, at any time after the expiration of the REMIC Prohibition Period
     (as defined in the related loan documents), upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the Sherman Oaks Marriott
     Mortgage Loan, must result in a loan-to-value ratio less than or equal to
     80% and a debt service coverage ratio greater than or equal to 1.25x; and
     (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Sherman Oaks Marriott Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       80

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              SHERMAN OAKS MARRIOTT
--------------------------------------------------------------------------------

                     [MAP OF SHERMAN OAKS MARRIOTT OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       81

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

                   [5 PHOTOS OF 4000 WISCONSIN AVENUE OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       82

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Refinance
ORIGINAL PRINCIPAL BALANCE:          $53,000,000
FIRST PAYMENT DATE:                  December 1, 2007
TERM/AMORTIZATION:                   125/0 months
INTEREST ONLY PERIOD:                125 months
MATURITY DATE:                       April 1, 2018
EXPECTED MATURITY BALANCE:           $53,000,000
BORROWING ENTITY:                    4000 Wisconsin Avenue
                                     Associates Limited
                                     Partnership
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout: 24 payments
                                     YM: 89 payments (greater
                                     of 1% ppmt or YM)
                                     Open: 12 payments
UP-FRONT RESERVES:
   TAX RESERVE:                      Yes
   TI/LC RESERVE:                    $375,000
   GROUND LEASE RESERVE:             $358,333
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                      Yes
   TI/LC RESERVE:                    $41,667
   REPLACEMENT RESERVE:              $17,222
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $53,000,000
CUT-OFF DATE LTV:                    33.1%
MATURITY DATE LTV:                   33.1%
UNDERWRITTEN DSCR:                   1.47x
MORTGAGE RATE:                       6.325%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            Washington, D.C.
YEAR BUILT/RENOVATED:                1988/NAP
NET RENTABLE SQUARE FEET:            492,192
CUT-OFF BALANCE PER SF:              $108
OCCUPANCY AS OF 08/31/2007:          100.0%
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 Donohoe Real Estate Services
UNDERWRITTEN NET CASH FLOW:          $4,988,913
APPRAISED VALUE:                     $160,000,000
--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       83

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                      ANNUALIZED
                                         FULL YEAR      FULL YEAR       7 MONTH
                                       (12/31/2005)   (12/31/2006)   (07/31/2007)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............    $19,383,035    $19,907,261    $20,077,490    $19,305,081
Total Expenses .....................    $10,141,578    $10,667,697    $10,756,692    $13,606,287
Net Operating Income (NOI) .........    $ 9,241,457    $ 9,239,564    $ 9,320,798    $ 5,698,793
Cash Flow (CF) .....................    $ 9,148,546    $ 9,112,096    $ 8,948,962    $ 4,988,913
DSCR on NOI ........................           2.72x          2.72x          2.74x          1.68x
DSCR on CF .........................           2.69x          2.68x          2.63x          1.47x

                              TENANT INFORMATION(1)

                                   RATINGS          TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                   FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT           RENT      EXPIRATION
---------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

Fannie Mae ................      AAA/Aaa/AAA       428,236      87.0%     $27.05    $11,584,492       86.3%     03/31/2013
Tenley Sport & Health .....       Not Rated         49,215      10.0      $26.50      1,304,198        9.7      12/31/2017
                                                   -------      ----                -----------       ----
TOTAL .....................                        477,451      97.0%               $12,888,690       96.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                       NO. OF
                       LEASES    EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION    EXPIRING      SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
-------------------   --------   --------   --------   ----------   -------------   -----------

2008 ..............       5         5,127      1.0%        5,127          1.0%      $   163,543
2010 ..............       2         3,704      0.8         8,831          1.8%      $   129,045
2012 ..............       1           773      0.2         9,604          2.0%      $    34,785
2013 ..............      11       431,077     87.6       440,681         89.5%      $11,691,136
2015 ..............       1         2,296      0.5       442,977         90.0%      $    96,730
2017 ..............       2        49,215     10.0       492,192        100.0%      $ 1,304,198
                        ---       -------    -----
TOTAL .............      22       492,192    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       84

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                             4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The two largest tenants, representing 97.0% of the net rentable square feet, are:

o    FANNIE MAE (NYSE: FMM) (rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by
     Fitch) occupies 428,236 square feet (87.0% of square footage, 86.3% of income) under a 5-year lease extension expiring March 31, 2013 at a current blended rate per square foot of $27.05. The rental rate per square foot for the lease increases annually at a rate of thirty percent of the consumer price index. There is one 5-year renewal option remaining on the lease.
     Fannie Mae is a shareholder-owned company created to expand affordable housing and bring global capital to local communities in order to serve the
     United States housing market. Fannie Mae has a federal charter and operates in America's secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. The
     United States government established Fannie Mae in 1938. In 1968, Fannie
     Mae was rechartered by Congress as a shareholder-owned company, funded solely with private capital raised from investors on Wall Street and around the world. At fiscal year-end December 31, 2006 Fannie Mae reported annual revenue of $48.86 billion with net income of $3.55 billion, liquidity of
     $3.97 billion and stockholders equity of $41.51 billion.

o    TENLEY SPORT & HEALTH (not rated) occupies 49,215 square feet (10.0% of square footage, 9.7% of income) under two 10-year leases expiring December
     31, 2017. There are two 5-year renewal options. The current rental rate is
     $26.50 per square foot. In the lease year beginning January 1, 2008 the percentage rent will be 10% of the amount by which the tenant's revenues during such lease year exceed $5,893,898. The breakpoint for each subsequent lease year during the term will be the base amount for the immediately preceding lease year increased by two percent. Tenley Sport &
     Health is one of 24 locally owned and operated fitness and athletic clubs that have operated in the Washington D.C. metropolitan area for more than
     30 years. Tenley Sport & Health features state of the art fitness equipment with cardiovascular conditioning, strength training free weight equipment and group exercise classes for all levels. Many of Tenley Sport & Health's clubs feature tennis, racquetball, squash, basketball and swimming. Tenley
     Sport & Health also features whirlpool, sauna or steam rooms and the serenity day spas located at the 4000 Wisconsin Avenue Mortgaged Property offer therapeutic massage, body treatments, nail and skin care and hair styling and design.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       85

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 4000 Wisconsin Avenue Mortgage Loan is a $53.0 million, 125 month loan secured by a first mortgage on three 5-story urban office buildings located in Washington, D.C. The 4000 Wisconsin Avenue Mortgage Loan is interest only for the entire loan term, matures on April 1, 2018 and accrues interest at an annual rate of 6.325%.

THE BORROWER:

o    The 4000 Wisconsin Avenue Borrower, 4000 Wisconsin Avenue Associates
     Limited Partnership, is a District of Columbia limited partnership and single purpose, bankruptcy remote entity having at least one independent director. Equity interest in the 4000 Wisconsin Avenue Borrower is held by
     Donohoe/4000 Wisconsin Avenue Limited Partnership (30% as limited partner and 5% as general partner), Holladay/4000 Wisconsin Avenue Limited
     Partnership (30% as limited partner and 5% as general partner) and The
     Karla H.K. Harrison Irrevocable Inter Vivos Trust (30%) as limited partner.

o    The sponsors of the 4000 Wisconsin Avenue Mortgage Loan are Donohoe/4000
     Wisconsin Avenue Limited Partnership and Holladay/4000 Wisconsin Avenue
     Limited Partnership. The Donohoe Companies is a 124-year-old full-service real estate service company based in Washington, D.C. The Donohoe Companies has developed, built and/or owns and operates seven million square feet of office and industrial space, as well as 12 hotels, primarily in the greater
     Washington, D.C./Baltimore area and the mid-Atlantic region. Holladay
     Properties was established in 1952 and is one of the largest privately held developers, design/build firms, and fully integrated real estate companies in the eastern half of the United States. Holladay Properties has built projects ranging from $750,000 to over $75 million in 15 states, with a total project valuation of over $2 billion. Holladay Properties develops industrial and business parks that range in size from 40 to 1,500-acres and manages over 350 commercial properties.

THE PROPERTY:

o    The 4000 Wisconsin Avenue Mortgaged Property consists of a leasehold interest in a Class "A" mixed use office and retail complex constructed in
     1988. The three 5-story buildings comprising the 4000 Wisconsin Avenue
     Mortgage Property contain 492,192 square feet and are situated on 4.16 acres of land and subject to a 75-year unsubordinated ground lease expiring in January, 2061.

o    The 4000 Wisconsin Avenue Mortgaged Property has 385,176 square feet of office space (100% occupied by Fannie Mae) 95,716 square feet of retail space and 11,300 square feet of storage space. The three buildings comprising the 4000 Wisconsin Avenue Mortgage Property have five levels above grade that are connected on the upper three levels by a skywalk, and three levels below grade. The structures form a "U" shape around a 17,000 square foot courtyard. There are three levels below grade that consist of underground parking for 1,029 vehicles, the 49,215 square foot health club and spa and 11,300 square feet of storage space.

o    The 4000 Wisconsin Avenue Mortgaged Property is situated within the
     Washington, D.C. metropolitan statistical area inside the I-495 "Beltway", four miles northwest of the Washington, D.C. central business district. The
     4000 Wisconsin Avenue Mortgaged Property is located in the Cleveland Park area of the District of Columbia in the Northwest sector of the city.
     Cleveland Park is a residential neighborhood whose primary commercial corridors are Connecticut and Wisconsin Avenues. The area is known for its many late 19th century homes and the Washington National Cathedral. Fannie
     Mae is one of the primary employers in the immediate area as its national headquarters building is adjacent to the south and also occupies the office building due east of its headquarters as well as the 4000 Wisconsin Avenue
     Mortgaged Property.

o    The 4000 Wisconsin Avenue Borrower is generally required at its sole cost and expense to keep the 4000 Wisconsin Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o    The 4000 Wisconsin Avenue Borrower is required by the related loan documents to obtain insurance against acts of terrorism; provided that the
     4000 Wisconsin Avenue Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       86

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    The 4000 Wisconsin Avenue Mortgaged Property is managed by Donohoe Real
     Estate Services, the management branch of The Donohoe Companies. Donohoe
     Real Estate Services has an on site management office at the 4000 Wisconsin
     Avenue Mortgaged Property with several maintenance personnel. Donohoe Real
     Estate Services has been in business for 124 years and currently manages 30 properties, all in the 4000 Wisconsin Avenue Mortgaged Property's market area, representing seven million square feet of space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       87

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

--------------------------------------------------------------------------------
                              4000 WISCONSIN AVENUE
--------------------------------------------------------------------------------

                     [MAP OF 4000 WISCONSIN AVENUE OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       88

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

CONTACT INFORMATION
--------------------------------------------------------------------------------

                       BANC OF AMERICA SECURITIES LLC
                       Geordie Walker
                       (704) 388-1597 (Phone)
                       (704) 388-9677 (Fax)
                       geordie.r.walker@bankofamerica.com

                       Chris Springer
                       (704) 388-1597 (Phone)
                       (704) 388-9677 (Fax)
                       chris.springer@bankofamerica.com

                       GREENWICH CAPITAL MARKETS, INC.
                       Chris McCormack
                       (203) 625-2900 (Phone)
                       (203) 618-2052 (Fax)
                       mccormc@rbsgc.com

                       Todd Jaeger
                       (203) 625-2900 (Phone)
                       (203) 618-2052 (Fax)
                       todd.jaeger@rbsgc.com

                       Jeff Wilson
                       (203) 625-2900 (Phone)
                       (203) 302-7100 (Fax)
                       jeff.wilson@rbsgc.com

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU
SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS
THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER
AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY
DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO
DG.PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE SECURITIES MAY NOT BE
SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND THE OTHER
UNDERWRITERS AND THEIR AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE
SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL
BANKING RELATIONSHIP WITH THE ISSUER. SEE "IMPORTANT NOTICE REGARDING THE
OFFERED CERTIFICATES" IN THIS FREE WRITING PROSPECTUS.